EXHIBIT 10.8

PURCHASE AND SALE AGREEMENT

by and between

vis solis, LLC, as Seller and Designated Agent,

and

Principal Solar, Inc., as Buyer

Dated as of December 31, 2012

ARTICLE 1 DEFINITIONS ..................................................................................................................	1

1.1 Certain Definitions........................................................................................................	1
1.2 Other References .........................................................................................................	10

ARTICLE 2 SALE OF MEMBERSHIP INTERESTS ..........................................................................	11

2.1 Sale of Equity Interests ................................................................................................	11
2.2 Purchase Price; Payment ..............................................................................................	11

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER............................................	12

3.1 Organization ................................................................................................................	12
3.2 Authority .....................................................................................................................	12
3.3 Enforceability...............................................................................................................	13
3.4 No Violation................................................................................................................	13
3.5 Litigation; Proceedings; etc ..........................................................................................	13
3.6 Consents and Waivers .................................................................................................	14
3.7 Existing Contracts .......................................................................................................	14
3.8 Capitalization; Title to Equity Interests .......................................................................	15
3.9 Compliance with Legal Requirements .........................................................................	16
3.10 Environmental Matters ................................................................................................	16
3.11 Project Assets ...............................................................................................................	18
3.12 Real Property ...............................................................................................................	18
3.13 Taxes............................................................................................................................	19
3.14 No Indebtedness..........................................................................................................	20
3.15 No Undisclosed Liabilities...........................................................................................	20
3.16 Employees and Benefit Plans .......................................................................................	20
3.17 Permits.........................................................................................................................	21
3.18 Books and Records ......................................................................................................	21
3.19 Bank Accounts; Officers ..............................................................................................	21
3.20 Intellectual Property ....................................................................................................	22
3.21 Interconnection ...........................................................................................................	22
3.22 Insurance .....................................................................................................................	22
3.23 ITC Grant Matters.......................................................................................................	23
3.24 Solvency .......................................................................................................................	23
3.25 Brokers ........................................................................................................................	23
3.26 Accuracy of Information ..............................................................................................	24
3.27 Actual Knowledge of Seller ..........................................................................................	24

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER ............................................	24

4.1 Organization ................................................................................................................	24
4.2 Authority .....................................................................................................................	24
4.3 Enforceability...............................................................................................................	24
4.4 No Violation................................................................................................................	24
4.5 Litigation; Proceedings; etc ..........................................................................................	25
4.6 Consents and Waivers .................................................................................................	25
4.7 Sufficient Funds ..........................................................................................................	25

-i-

(continued)

4.8 Investment ...................................................................................................................	25
4.9 Brokers ........................................................................................................................	26

ARTICLE 5 COVENANTS.................................................................................................................	26

5.1 Pre-Closing Access to Information; Observers; ............................................................	26
5.2 Conduct of Business Pending the Closing...................................................................	27
5.3 Advice of Changes; Supplements.................................................................................	28
5.4 Notification .................................................................................................................	28
5.5 Satisfaction of Conditions ...........................................................................................	29
5.6 Consultants .................................................................................................................	29
5.7 Indebtedness and Liens; Intercompany Obligations ....................................................	29
5.8 Pre-Closing Development Activities.............................................................................	29
5.9 No Negotiation ............................................................................................................	30
5.10 Intentionally Deleted ...................................................................................................	30
5.11 Intentionally Deleted ...................................................................................................	30
5.12 Further Assurances ......................................................................................................	30

ARTICLE 6 CONDITIONS PRECEDENT TO CLOSING...............................................................	30

6.1 Conditions Precedent to the Obligations of Buyer ......................................................	30
6.2 Conditions Precedent to the Obligations of Seller ......................................................	31

ARTICLE 7 CLOSING .......................................................................................................................	31

7.1 Closing ........................................................................................................................	31
7.2 Seller’s Closing Deliverables ........................................................................................	32
7.3 Buyer’s Closing Deliverables ........................................................................................	32

ARTICLE 8 TAX MATTERS ..............................................................................................................	33

8.1 Certain Taxes...............................................................................................................	33
8.2 Tax Indemnity .............................................................................................................	33
8.3 Tax Returns .................................................................................................................	34
8.4 Tax Cooperation..........................................................................................................	35
8.5 Tax Contests ................................................................................................................	35
8.6 Miscellaneous Tax Covenants......................................................................................	36
8.7 Intentionally Deleted ...................................................................................................	36

ARTICLE 9 TERMINATION .............................................................................................................	37

9.1 Termination by Mutual Consent .................................................................................	37
9.2 Termination by Seller or Buyer....................................................................................	37
9.3 Effect of Termination; Liability and Fees.....................................................................	37
9.4 Post-Termination Obligations......................................................................................	38

ARTICLE 10 INDEMNIFICATION...................................................................................................	38

10.1 Survival; Time Limits...................................................................................................	38
10.2 Indemnification by Seller.............................................................................................	38
10.3 Indemnification by Buyer ............................................................................................	38
10.4 Certain Limitations .....................................................................................................	39

-ii-

(continued)

10.5 Procedure for Indemnification ....................................................................................	40

ARTICLE 11 DISPUTE RESOLUTION ............................................................................................	41

11.1 General Dispute Resolution ........................................................................................	41

ARTICLE 12 MISCELLANEOUS ......................................................................................................	42

12.1 Notices.........................................................................................................................	42
12.2 Joint Effort...................................................................................................................	43
12.3 Equitable Remedies .....................................................................................................	43
12.4 Entire Agreement ........................................................................................................	43
12.5 Governing Law ............................................................................................................	43
12.6 Venue ..........................................................................................................................	43
12.7 WAIVER OF JURY TRIAL ........................................................................................	43
12.8 Severability..................................................................................................................	44
12.9 Binding Effect; Assignment .........................................................................................	44
12.10 No Third Party Beneficiaries .......................................................................................	44
12.11 Public Announcements; Confidentiality .....................................................................	44
12.12 Amendments; Waiver ..................................................................................................	45
12.13 Expenses ......................................................................................................................	45
12.14 Counterparts ...............................................................................................................	45
12.15 Drafting Interpretation ................................................................................................	45

Exhibits
Exhibit 1.1-C                          -                Form of Assignment and Conveyance
Exhibit 1.1-D                         -                 Form of Buyer Guaranty
Exhibit 1.1-F                          -                Form of Landlord Estoppel
Exhibit 1.1-J                           -                Form of O&M Estoppel
Exhibit 1.1-K                          -                Permitted Liens

Schedules:
Schedule 1.1                         -                Seller’s Knowledge
Schedule 3.4                         -                No Violation
Schedule 3.5                         -                Litigation; Proceedings
Schedule 3.6                         -                Consents and Waivers
Schedule 3.7                         -                Project Agreements
Schedule 3.10(b)                  -                Environmental Permits
Schedule 3.11(a)                   -               List of Project Assets
Schedule 3.11(b)                  -                Title to Project Assets
Schedule 3.11(c)                   -                Sufficiency of Project Assets
Schedule 3.12(c)                   -                Condemnation and Takings
Schedule 3.15                       -                Undisclosed Liabilities
Schedule 3.19                       -                Officers and Bank Accounts
Schedule 3.21                       -                Interconnection

-iii-

(continued)

Schedule 3.22                       -                Insurance
Schedule 3.23(d)                  -                Cost Breakdown
Schedule 5.7                         -                Intercompany Obligations

-iv-

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of December 31, 2012, by and between vis solis, LLC, a Tennessee Limited Liability Company, and AstroSol, Inc., a Tennessee Coporation (hereinafter jointly referred to as the “Seller” and Principal Solar, Inc., a Delaware corporation (as “Buyer”). Seller and Buyer are sometimes referred to herein each as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Seller owns or represents as designated agent, one hundred percent (100%) of the equity interests (the “Equity Interests”) of Powerhouse One, LLC, a Tennessee limited liability company (the “Project Company”);

WHEREAS, the Project Company owns one hundred percent of the equity interest in four separate Tennessee Limited Liability Companies each owning one (1) 750kiloWatt photovoltaic solar project located in Lincoln County, TN. All four projects are completed and were grid-connected on November 2, 2011. (hereinafter, cumulatively, the “Project”); and

WHEREAS, the four separate projects are owned in full (100%) by Lincoln Farm I, LLC; Lincoln Farm II, LLC; Lincoln Farm III, LLC; and Lincoln Farm IV, LLC respectively; and

WHEREAS, Buyer wishes to purchase, acquire and accept from Seller, and Seller wishes to sell and assign to Buyer, the Equity Interests, all in accordance with, and subject to, the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1           Certain Definitions.

As used in this Agreement, the following terms have the following meanings:

“Acquisition” has the meaning given to such term in  Section 2.1.

“Acquisition Proposal” means any proposal for a merger, consolidation or other business combination involving the Project Company or the Project or any proposal or offer to acquire in any manner any of the voting power in, or more than 5% of the assets of the Project Company or the Project.

“Action” means any litigation, cause of action, arbitration, audit, hearing, claim, suit, demand, charge, complaint, dispute, grievance, investigation or proceeding (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority, arbitrator or any other Person.

“Affiliate”  means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the  direction of the  management and  policies  of such Person, whether  through the ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, the Project Company shall be deemed to be an Affiliate of Seller prior to the Closing and an Affiliate of Buyer after the Closing.

“Agreement” has the meaning given to such term in the introduction to this Agreement.

“Ancillary Documents” means the Assignment and Conveyance, the Release and all other agreements, documents, certificates (including the Mechanical Completion Certificate and the certificates included as the part of the criteria for Substantial Completion and Final Acceptance) or other instruments to be executed and delivered in connection with the transactions contemplated hereby.

“Apportioned Obligations” has the meaning given to such term in  Section 8.1(b).

“Assignment and Conveyance”  means  that  certain  Assignment  and Conveyance of the Equity Interests of the Project Company, in the form of Exhibit 1.1-C, to be entered into by Buyer and Seller.

“Books and Records” means all files, documents, instruments, papers, books and records related to the ownership, business or condition of (a) the Project Company or (b) Seller or any of its Affiliates relating to the Project Company or the Project, including in either case, where applicable, financial statements, Tax Returns and related work papers and letters from accountants, budgets, ledgers, journals, minute books, membership interest certificates and books, membership interest transfer ledgers, Engineering Documents and Other Reports, Contracts, Permits, Orders, governmental authorizations, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans, title reports, wildlife studies, maps, geotechnical investigations, metrological data and reports, power off-take analyses and proposals, engineering studies, layouts and drawings, consultant agreements, equipment and plant construction cost estimates, financials and modeling and other data, files, records.

“Business  Day” means a day other than  Saturday, Sunday  or any day on which banks located in New York, New York are authorized or obligated to close.

“Buyer” has the meaning given to such term in the introduction to this Agreement.

“Buyer Indemnified Persons” means Buyer and its Affiliates (which, after Closing, shall include the Project Company) and its and their respective Representatives, successors and assigns.

“Buyer Guaranty” means that certain Guaranty in favor of Seller, in the form of  Exhibit 1.1-D, to be executed by Buyer.

“Charter Documents” means with respect to any Person, the certificate or articles of incorporation  or organization  and by-laws,  the limited partnership  agreement, the partnership agreement, the  limited liability company  agreement or the trust  agreement, or such other organizational documents of such Person, including those that are required to be registered  or kept in the jurisdiction of incorporation, organization  or formation  of such Person and which establish the legal personality of such Person.

“Closing” has the meaning given to such term in  Section 7.1.

“Closing Date” has the meaning given to such term in  Section 7.1.

“Code” means the Internal Revenue Code of 1986,  as amended.

“Contract” means any agreement, arrangement, contract, lease, consensual obligation, bond or bond commitment, instrument, mortgage, loan or credit agreement, debenture, security agreement, indenture, deed of trust, lease, license, promissory note, evidence of indebtedness, purchase order, letters of credit, license, promise and undertaking of any nature or other instrument or agreement of any kind (whether written or oral and whether express or implied).

“Damages” means any and all claims, judgments, losses, Liabilities, amounts paid in settlement, damages, fines, penalties, deficiencies, Taxes, costs and expenses (including interest, court costs, disbursements, penalties, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment and all amounts paid in investigation, remediation, correcting a condition of noncompliance, defense or settlement of any of the foregoing), whether or not involving a claim by a third party.

“Employee Plans” means all “employee benefit plans” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit-sharing, stock-option, stock-appreciation right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change in control, supplemental unemployment, layoff, salary-continuation, retirement, pension, health, life- insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit, or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract (including any collective bargaining agreement) or understanding (whether qualified or non-qualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto.

“Engineering Documents and Other Reports” means final versions of the drawings, surveys, studies, reports, designs, diagrams, and technical specifications, scopes of work, project schedules, solar studies, geotechnical reports, construction and related reports, and other engineering documents and other reports related to the Project that are generated, produced  or obtained by the Project Company, Seller or its Affiliates prior to Closing.

“Environmental Attributes” means any and all claims, credits, benefits, emissions reductions, offsets, and allowances, howsoever entitled, resulting from the avoidance of the emission of any gas, chemical, or other substance to the air, soil or water, related to the Project. Environmental Attributes include but are not limited to: (a) any avoided emissions of pollutants to the air, soil, or water such as (subject to the foregoing) sulfur oxides (SOx), nitrogen oxides (NOX), carbon monoxide (CO), and other pollutants; and (b) any avoided emissions or carbon dioxide (CO2), methane (CH4), and other greenhouse gases (GHGs) that have been determined by the United States Intergovernmental Panel on Climate Change to contribute to the actual or potential threat of altering the Earth’s climate by trapping heat in the atmosphere.

“Environmental Claim” means any and all administrative or judicial actions, suits, orders, claims, liens, notices of violations, complaints, written requests for information, proceedings, or other written communication, whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person based upon,  alleging, asserting, or claiming any (a) violation of any Environmental Law, or (b) Liabilities under any Environmental Law for investigatory costs, cleanup  costs, removal  costs, remedial costs, response  costs, natural resource  damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, release or threatened release of, or any exposure of any Person to, any Hazardous Materials at the Sites or arising from operations at the Sites.

“Environmental  Law”  means  all federal, state, or  municipal  laws, rules, regulations, statutes, ordinances, or orders of any Governmental Authority and relate to (a) the environment (including all  air,  surface water,  groundwater   or land,  including land  surface  or subsurface, including all fish, wildlife, biota and all other natural resources), (b) the control of any potential pollutant or protection of the air, surface water, ground water, or land, (c) solid, gaseous or liquid waste  generation,  handling,  treatment,  storage, disposal  or transportation  and (d) exposure  to hazardous or toxic substances, including, without limitation, the Comprehensive Environmental Response,  Compensation  and Liability  Act, 42 U.S.C. § 9601 et seq.,  the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Resource Conservation Recovery Act, 42 U.S.C. § 6901 et seq., the Toxic  Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. and the CERCLA, and analogous state legislation.

“Environmental Permit” means any federal, state or local Permit from a Governmental Authority with jurisdiction under or in connection with any Environmental Law governing or authorizing the construction or operation of the Project.

“EPC Amount” means at any time on and after the Closing, the sum of (a) the aggregate of any and all amounts owing from the Project Company to any Person (either directly in the form of a payment  owing from the Project Company or indirectly as an offset against amounts owing to the Project Company or a reduction in amounts payable to the Project Company) in connection with the  design, engineering,  procurement,  construction,  interconnection,  commissioning  or testing of the Project or any parts or components thereof or materials used therein,  including any amounts owing under the EPC Contract at the Closing.

“EPC Contract” means those four (4) certain Engineering, Procurement and Construction Agreements, dated August 31, 2011, between the project companies  as  Principal  and vis solis, LLC, as Contractor.

“EPC Contractor” means vis solis, LLC.

“Equitable Qualifications” has the meaning given to such term in  Section 3.3.

“Equity Interests” has the meaning given to such term in the recitals to this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity controlled by, controlling or under common control with Seller or the Project Company within the meaning of Section 414 of the Code or Section 4001(a)(14) or Section 4001(b) of ERISA.

“Financing Parties” means the Person(s), bank(s) or other financial institution(s), if any, from time to time issuing or providing any construction, term financing, working capital financing, credit support, credit enhancements, interest rate hedging, and/or other permanent debt, lease financing or tax equity funding for the Project, including any applicable trustee, collateral agent or similar party.

“Fundamental Representations” means the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.8, 3.11(b), 3.13, 3.14, 3.15, 3.16, 4.1, 4.2 and 4.3 of this Agreement.

“Governmental Authority” means any domestic or foreign federal, state, county, city or territorial governmental or regulatory authority, agency, court, commission, arbitration tribunal or other governmental or regulatory entity (including any self-regulatory organization or independent system operator or regional transmission operator).

“Hazardous Materials” means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, gasoline, diesel fuel, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes which are designated, defined as or included in the definition of “hazardous substances,” “hazardous materials,” “radioactive material,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “regulated substances,” “solid wastes,” “special waste,” “medical waste” or “contaminants” or words of similar import, under any Environmental Law.

“Indebtedness” means (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) any indebtedness evidenced by any note, bond, debenture or other debt security, (c) any indebtedness for the deferred purchase price of property or services, (d) liabilities under any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement or other similar agreement designed to protect the Project Company against fluctuations in interest rates or other currency fluctuations,  (e)  all  liabilities  with respect to any commitment  by which the Project  Company assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit) and all other liabilities guaranteed in any manner by the Project Company, (f) any obligations under capitalized leases, conditional sales contracts and other similar title retention instruments whether short term or long term, (g) any indebtedness secured by a Lien on any property or assets of the Project Company and/or any off-balance sheet financings, (h) to the extent due and payable,  all  accrued interest,  prepayment premiums,  penalties,  expenses  or other amounts related to any of the foregoing, and (i) all liabilities with respect to the obligations of other  Persons of the types described in clauses (a) - (h) above guaranteed in any manner by the Project Company.

“Indemnified  Person” has the meaning given to such term in  Section 10.5(a).

“Indemnifying Party” has the meaning given to such term in  Section 10.5(a).

“In Service Date” with respect to the Project means the date the Project is “placed in service,” for purposes of Code Section 168 which is November 2, 2011.

“Intellectual Property” means patents, patent applications, registered trademarks, trademark applications, registrations, copyrights, computer programs, databases, industrial designs, service marks, schematics, technology, know-how, trade secrets, algorithms, computer software programs or applications and tangible or intangible proprietary information or material (including any Proprietary Information that is subject to the Confidentiality Agreement).

“Interconnection Agreement” means those certain Generation Partners Expanded Pilot Participation Agreements, Distributor’s Acceptance of Qualifying System agreements, Amendatory Agreements.

“ITC Grant” means a cash payment  for specified energy property  in lieu of tax credits pursuant to the Recovery Act.

“ITC Grant  Proceeds” means the proceeds of ITC Grant.

“Landlord” means William B. Brown or Danielle Brown, individuals.

“Landlord  Estoppel” means that  certain Estoppel, in the form of Exhibit 1.1-F,  to be executed by Landlord.

“Law” means any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city, territory or other political subdivision of any Governmental Authority.

“Lease” means those four (4) Photovoltaic System Ground Lease Agreements, dated as of August 31, 2011, by and between the Project Company and the Landlord, as amended.

“Liability”  means any liability or  obligation whatsoever, whether known or unknown, asserted or unasserted, absolute or contingent,  accrued or unaccrued, liquidated or unliquidated, incurred or consequential, or due or to become due.

“Lien” means any mortgage, pledge, bailment (in the nature of a pledge or for purposes of security), deed of trust, the grant of power to confess judgment, conditional sale or title retention agreement  (including any  lease  in the  nature  thereof),  lien, charge,  claim,  option, equitable interest,  security  interest,  third  party right, assignment,  hypothecation,  power of sale, encumbrance,  exclusive license, other agreement or arrangement that has the same or a similar effect to the granting of security or of any similar right of any kind (including  any conditional sale or other title retention  agreement) or any arrangement or obligation to create the foregoing.

“Material  Adverse Effect”  means any  event,  occurrence,  change or effect  of whatever nature that (a) with respect to Seller is, or in the reasonably foreseeable future would be reasonably likely to be, materially adverse to the ability of Seller to consummate the transactions contemplated by this Agreement, and (b) with respect to the Project Company is, or in the reasonably foreseeable future  would be  reasonably  likely  to be,  materially  adverse  to the business,   assets, Liabilities, financial condition or prospects of the Project Company or the Project.

“O&M Estoppel” means that certain Estoppel, in the form of Exhibit 1.1-J, to be executed by the O&M Provider.

“O&M Provider” means vis solis LLC.

“Observers” has the meaning given to such term in  Section 5.1(b).

“Ownership Interest” means, with respect to any Person, any share, capital stock, partnership, membership or similar interest or other indicia of equity ownership (including, any option, warrant, profits interests or similar right or right or security convertible, exchangeable or exercisable  therefor or other instrument  or right the  value of which is  based  on any  of the foregoing) in such Person.

“Order”  means any order,  judgment, decree or  ruling of a  Governmental  Authority
(excluding, for the avoidance of doubt, any Permit).

“Party” and “Parties” have the meaning given to such terms in the introduction to this
Agreement.

“Permit”  means any authorization, license, permit, certificate of authority, approval, registration, franchise, clearance or similar consent granted or issued by any Governmental Authority.

“Permitted Liens” means (a) those Liens set forth in  Exhibit 1.1-K; and (b) Liens for Taxes not yet  due and  payable  or for Taxes  being  contested  in  good  faith  through appropriate proceedings.

“Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, cooperative, trust,  estate, joint venture, Governmental Authority, or other entity or association.

“Project” has the meaning given to such term in the recitals to this Agreement.

“Project Agreements” has the meaning given to such term in  Section 3.7.

“Project  Assets” means the tangible or intangible assets, properties, rights and interests and real and personal property interests, owned, leased, held in easement, or otherwise held for use by Seller or any of its Affiliates (including the Project Company) in connection with or that otherwise relate to the design, development, construction, use, interconnection, operation, maintenance or ownership of the Project.

“Project Company” has the meaning given to such term in the recitals to this Agreement.

“Project Company Transaction Expenses” means all change of control payments, sale bonuses, retention payments, severance payments, termination payments and similar payments for which the Project Company is liable and which are triggered in whole or in part by the transactions contemplated by this Agreement and all other expenses of the Project Company incurred in connection with the preparation, execution and consummation of this Agreement (and the transactions contemplated hereby), including fees and disbursements of attorneys, investment bankers, accountants and other professional advisors.

“Proprietary Information”  has the meaning given to such term in the Confidentiality Agreement.

“Prudent  Industry  Practice”  means (a) those practices, methods  and  acts that  when engaged in are commonly   used in prudent solar  utility scale  photovoltaic  powered generation electrical engineering and operations to operate electric equipment lawfully and with safety, reliability, efficiency and expedition; or (b) in the  absence of such practices, methods and acts described in the foregoing clause (a), and those practices, methods and acts that, in the exercise of reasonable judgment considering the facts known,  when engaged in could have been expected to achieve  the  desired result  consistent  with  applicable  law,  safety,  reliability,  efficiency  and expedition.  Prudent Industry Practice is not limited to the optimum practice, method or act but rather is a spectrum  of possible practices, methods or acts.

“Purchase Price” has the meaning given to such term in  Section 2.2(a).

“REC” means a tradable certificate, credit, allowance, green tag, or other transferable document conferring ownership, howsoever entitled, created pursuant to the requirements of a Governmental Authority, typically measured in one megawatt-hour increments.

“Recovery  Act” means  Section  1603  of  Division B  of  the  American Recovery  and Reinvestment Act of 2009, P.L. 111-5, including any extension or amendment thereto, together with any guidance issued by any Governmental Authority thereunder.

“Release” means that certain General Release, in the form of  Exhibit 1.1-M, to be executed by Seller.

“Representatives”  means each Party’s respective directors,  managers, officers, employees, representatives, agents, attorneys or advisors.

“Securities Act” means the Securities Act of 1933,  as amended.

“Seller” has the meaning given to such term in the introduction to this Agreement.

“Seller Indemnified  Persons” means Seller and its Affiliates and its and their respective Representatives, successors and assigns, and for avoidance of doubt the Project Company shall not be a Seller Indemnified Person.

“Seller’s Knowledge” means the actual knowledge (after a due and reasonable inquiry) of the persons set forth for Seller on Schedule 1.1.

“Site” means the sites leased by the Project Company, as described in the Leases.

“Straddle Period”  means any taxable year or period beginning on or before and ending after the Closing Date.

“Tax” or “Taxes” means all net income, gross income, gross receipts, excise, real estate excise, stamp, real or personal property, ad valorem, withholding, social security, unemployment, use, license, occupation, business and occupation, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental, customs duties, capital stock, transfer, profits, sales, uses, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments, special assessments, levies or charges imposed by any Governmental Authority and any interest, penalties, or additions to tax attributable thereto.

“Tax Advisor” has the meaning given to such term in  Section 8.5(c).

“Tax Return”  means any returns,  declarations, reports,  claims  for refund, information returns (including where permitted or required, any consolidated, combined or unitary returns) or other documents (including  any related or supporting schedules, statements or information and any amendments  thereof)  filed or required  to be  filed in connection with the determination, assessment or collection of any Taxes or in connection with the administration of any statutes, laws, rules, regulations, orders or awards of any Governmental Authority relating to any Taxes.

“Transfer Taxes” means any sales, use, stamp, documentary, filing, business and occupation, recording, transfer, conveyance, real estate transfer, stock transfer, excise, real estate excise, registration, duty, securities transactions or similar transfer Taxes (together with any interest, penalties or additions to Tax attributable thereto) as levied by any Governmental Authority in connection with the sale of the Equity Interests as contemplated by this Agreement.

1.2           Other References.  As used in this Agreement, unless otherwise specified or where the context otherwise requires:

(a)           all references to “Articles” and “Sections” are to Articles and Sections of
this Agreement;

(b)          all references to “Exhibits” and “Schedules” are to Exhibits and Schedules attached to this Agreement, each of which is an integral part of this Agreement and made a part of this Agreement for all purposes;

(c)           references to any gender include all others if applicable in the context;

(d)           terms defined in the singular shall have the corresponding meaning when used in the plural and vice versa;

(e)           all uses of “include” or “including” mean “without limitation”;

(f)       references to a law, rule, regulation, contract, agreement, or other document mean that law, rule, regulation, contract, agreement, or document as amended, modified, or supplemented, if applicable, from time to time and includes (in the case of agreements or documents) references to all attachments thereto and instruments incorporated therein;

(g)      the word “or” has the inclusive meaning represented by the phrase “and/or”;

(h)         the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of similar import refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause, or other subdivision of this Agreement;

(i)           any reference to a Person includes such Person’s successors and permitted assigns and any reference to a Governmental Authority includes any successor thereto;

(j)           any definition in one part of speech of a word,  such as definition of the noun form of that word, shall have a comparable meaning when used in a different  part of speech, such as the verb form of that word;

(k)          the  headings of particular  provisions of this  Agreement  are inserted  for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement; and

(l)           any provisions hereof including the words “written” or “in writing” means hand-written, type-written, printed or electronically made and resulting in a permanent  record.

ARTICLE 2
SALE OF MEMBERSHIP INTERESTS

2.1         Sale of Equity  Interests.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of Seller’s right, title and interest in and to the Equity Interests, free and clear of any Liens (such transaction, the “Acquisition”).

2.2          Purchase Price; Payment.

(a)          The  purchase  price  for  the  Equity  Interests  shall  be  Seven  Million  Two Hundred and Sixty-Five Thousand Dollars ($7,265,000.00) (the “Purchase Price”).  The Purchase Price shall be paid in full at closing.

(b)          Purchase Price Adjustments regarding Closing Working Capital.   The Purchase Price includes the Seller’s working capital in the Project Company (including  the four Projects), defined as the cumulative current assets less current liabilities of the Project Company (including the four Projects), estimated to be at least $230,000.00 on the balance sheet  as of the Closing Date (“Closing Working Capital”).   Adjustments to the Purchase Price for differences in Closing Working Capital are as follows:

(i) should there be in excess of $230,000.00 of Closing Working Capital at Closing, Buyer  may  choose  to increase  the  Purchase Price  by  the  amount  in excess  of Working Capital  or may allow Seller to retain the excess over $230,000.00.

(ii)  should  there  be less  than  $230,000.00 Closing  Working Capital at  Closing, Buyer may reduce the Purchase Price to be paid at Closing by such shortage amount (hereinafter  the "Purchase Price Adjustment").

(c)      Pre-Agreement Good Faith Deposit. Buyer has deposited with Escrow Account (the “Escrow Account”) of D. Grant Seabolt, Jr., Esq. of the Seabolt Law Group (“Escrow Agent”), the mutually approved Escrow Officer and/or Closing Agent, an earnest money deposit in the amount of Twenty Thousand ($20,000) dollars (the “Earnest Money Deposit”). The Earnest Money Deposit has been placed in an interest bearing escrow account, with interest accruing to the Purchaser. Said Earnest Money Deposit and interest thereupon shall be non-refundable except for instances of fraud or misrepresentation on the part of the Seller. At Closing, the Earnest Deposit, plus any accrued interest thereupon shall be credited to the Purchase Price.

(d)      Final Payment of the Purchase Price at Closing. On or before the Closing Date, Buyer shall deposit, in full, the Purchase Price, as adjusted by the Purchase Price Adjustments and the Earnest Money Deposit and interest accrued thereupon as of the day of Closing, into the Escrow Agent’s Escrow Account. Any outstanding liabilities owed by Powerhouse One, or its Project subsidiaries as of the Closing Date shall be satisfied within five (5) business days of the Closing Date by Seller or Escrow Agent with said funds currently in the Escrow Account. Upon proof of payment in full of all obligations pertaining to Powerhouse One and its Project subsidiaries, including any liabilities owed to related entities, and all requisite waivers  received by  Buyer  (plus  or minus  any  adjustments  for Closing Working Capital,  per Section 2.2(b)(i) or (ii) ), then all remaining funds in the Escrow Account  shall be released to Seller,

(e)     The Parties agree to treat the sale of the Project Company as a sale of its 100% Member’s limited liability company membership/ownership interest to Buyer, such that there is no need to allocate the Purchase Price between assets obtained and liabilities assumed.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer  as follows:

3.1           Organization.

(a)         Seller is a Limited Liability Company  duly registered and validly existing under the Laws of the State of Tennessee and  has all requisite power and authority to conduct its business  as it is now conducted and to own its properties and assets.

(b)         The Project Company, and its subsidiaries are all limited liability companies duly organized and validly existing under the Laws of State of Tennessee, and have all requisite limited liability company powers and authorities to conduct business  as it is now conducted and to own properties and assets.

(c)          Seller is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the character of the material properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary.

(d)          The Project Company has good  title to its assets and  properties, free and clear of any and all Liens other than Permitted Liens.

(e)           Seller  has  delivered  to Buyer  a  true  and  complete  copy of the  Project Company’s Charter Documents.

3.2        Authority.  Seller has all requisite corporate or limited liability company power, as applicable, and authority to execute and deliver this Agreement and each Ancillary Document to which it is  or will be  a party on the Closing  Date, to perform its  obligations  hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by Seller of this Agreement and each Ancillary Document to which it is or will be a party, and the performance by Seller of its obligations hereunder and thereunder,  have been duly and validly authorized by all necessary corporate  or limited liability company  power,  as applicable, action on the part of Seller.

3.3        Enforceability. (a) Seller has duly and validly executed and delivered this Agreement, and this Agreement constitutes Seller’s legal, valid and binding obligations, enforceable against it in accordance with its terms, and (b) at the Closing, Seller will have duly and validly executed and delivered each of the Ancillary Documents to which it is to be a party and such Ancillary Documents constitute Seller’s legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except in the case of clause (a) and (b), as may be limited (i) by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or (ii) by general equitable principles (the preceding clauses (i) and (ii), collectively, the “Equitable Qualifications”).

3.4        No Violation.   The execution and delivery by Seller of this Agreement and each Ancillary Document to which it is or will be a party do not, and the performance by Seller of its obligations under this Agreement or any such Ancillary Document and the consummation of the transactions contemplated hereby and thereby will not:

(a)         conflict with or result  in  a  violation  or breach  of any  of the  terms, conditions or provisions of the organizational documents of Seller or the Project Company;

(b)         result in a material breach of, or (with or without notice or the lapse of time) default under, or give rise to any right of termination, cancellation or acceleration under, or to a loss of material benefits under, any of the terms, conditions or provisions of any Contract  to which Seller  or the Project Company is a party or by which Seller  or the Project Company is bound or an intended third-party beneficiary, except for such material breaches or defaults (or rights of termination, cancellation or acceleration or loss of material benefits)  as to which requisite waivers  or consents  have  been  obtained and  are  in  full  force  and  effect  as  identified on Schedule 3.4; or

(c)          conflict with or result in a violation or breach in any material respect of any term or provision of any Law or Order applicable to Seller or the Project Company or any of their respective  assets and  properties (including any applicable Permit held by the Project Company), or create any Lien upon any assets of the Project Company.

3.5           Litigation; Proceedings; etc.

(a)          There is no Action pending or, to Seller’s Knowledge,  threatened against the Project Company or the Project or that challenges the legality, validity or enforceability of this Agreement,  any Ancillary Document or any Project Agreement or in each case the  transactions contemplated hereunder or thereunder, including the development of the Project. There is no Action pending or, to Seller’s Knowledge, threatened against Seller or the Project Company which challenges the legality, validity or enforceability of this agreement or any Ancillary Document to which Seller or the Project Company is a party  or the Project Agreements (or in either  case the transactions contemplated hereunder or thereunder, including the development of the Project).

(b)           Except  as set forth in Schedule 3.5, there is no Order to which the Project Company, any of the assets owned or used by the Project Company or the Project, is subject.

3.6          Consents and Waivers.   Except  as  set  forth in Schedule 3.6, no authorization, consent, approval, waiver, license, qualification or written exemption of or from, nor any notice, filing, declaration,  qualification  or registration  to or with any Governmental  Authority or any other Person is required to be obtained by Seller or the Project Company in connection with the execution and delivery of this Agreement or any Ancillary Document to which Seller or the Project Company is  a  party and the consummation  of the  transactions contemplated  hereunder  and thereunder.

3.7          Existing Contracts.

(a)          Schedule 3.7 contains a true, complete and correct list and description of all Contracts entered into by the Project Company or in the name of Seller or any of its Affiliates for the benefit of, or otherwise  relating  to, the Project  Company or the Project  (the “Project Agreements”), including:

(i)    all  power purchase  agreements,  electricity  transmission agreements and electricity interconnection agreements (or similar Contracts);

(ii)          Contracts  for the future  purchase,  exchange  or sale  of Environmental Attributes, RECs or ancillary services;

(iii)       all operating and maintenance agreements, engineering agreements, construction agreements, balance of plant agreements, warranty agreements and service agreements (or similar Contracts);

(iv)         any Contract requiring a capital expenditure or known commitment by the Project Company or by Seller, or any of its Affiliates in respect of the Project;

(v)     any Contract requiring known or liquidated expenditures or payments by the Project Company or by Seller or any of its Affiliates in respect of the Project;

(vi)         any  Contract under which the  Project  Company is obligated to sell or lease any of its respective real or personal property;

(vii)        any Contract under which Seller or any of its Affiliates is obligated to sell or lease any real or personal property relating to the Project;

(viii)       any Contract that  contains  a covenant  not to compete applicable to the Project and/or the Project Company;

(ix)        any Contract under which the Project Company, Seller or any of its Affiliates has created,  incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money or under which the Project Company, Seller or any of its Affiliates, as applicable, granted  a Lien

on any  of the Project  assets, whether   tangible  or intangible,  to secure  such indebtedness;

(x)          any Contract between or among Seller or any of its Affiliates (other than the Project Company), on the one hand, and the Project Company, on the other hand;

(xi)         any Contract establishing any joint venture, strategic alliance or other collaboration that is material to the business of the Project Company or the Project; and

(xii)        any amendment relating to any of the foregoing.

(b)           Except  as set forth in Schedule 3.7, the Project Company is in compliance with its obligations under  each Project Agreement and each such Project Agreement is (i) in full force and effect, (ii) a valid and binding agreement of the Project Company, enforceable against the Project Company in accordance with its terms and (iii) a valid and binding agreement of the counterparty to such Project Agreement, enforceable against such counterparty  in accordance with its terms.

(c)          Neither Seller nor the Project Company has given to or received from any Person any notice or other communication (whether oral or written) regarding any actual, alleged or potential violation or breach of (except, in the case of any oral notice received from any other Person, an immaterial violation or breach), or default under, or termination of, any Project Agreement. Neither Project Company, nor, to Seller’s Knowledge, the counterparty to any Project Agreement, is in breach of any Project Agreement, and no event has occurred and no fact or circumstance exists that (with or without notice or lapse of time) would constitute a default by the Project Company or, to Seller’s Knowledge, any other Person under, or give rise to a right of termination, cancellation or acceleration or to a loss of benefits by the Project Company or, to Seller’s Knowledge, any other Person under, or result in the creation of any Lien upon any of the assets of the Project Company under, any Project Agreement.

(d)          There are no side Contracts (including letter agreements) or similar arrangements, or any disputes, disagreements, negotiations or settlements, or discussions or correspondence relating to any disputes, disagreements, negotiations or settlements, between Project Company, on the one hand, and any counterparties to any Project Agreement, on the other hand, with respect to the terms and conditions, enforceability, validity or effect of any Project Agreement.

(e)          True and complete copies of all of the Project Agreements have previously been delivered to Buyer.

3.8           Capitalization; Title to Equity Interests.

(a)           Seller is the record and beneficial owner of 100% of the Equity Interests of the Project Company, free and clear of any Liens.  The Equity Interests have been duly authorized and validly issued, were not issued in violation of any Person’s preemptive rights, and are fully paid and nonassessable (in each  case to the extent such terms are applicable to limited liability companies under  Tennessee Law).  The Equity Interests constitute one hundred percent (100%) of the Ownership Interests in the Project Company.

(b)          Except for  this  Agreement,   there  are  no (i) outstanding  subscriptions, warrants, options, purchase rights, calls or commitments of any character relating to or entitling any Person to purchase or otherwise acquire the Equity Interests or other securities or equity or voting interests of the Project Company, (ii) outstanding securities, instruments or obligations that are or may be convertible into or exercisable or exchangeable for any membership interests in the Project Company or (iii) Contracts under which the Project Company  may become obligated to sell or otherwise issue any membership interests.

(c)           Upon consummation of the Closing, Buyer will acquire good and valid title to the Equity Interests, free and clear of any Liens.

(d)          The Project  Company owns  a  one hundred percent (100%)  Ownership Interest  in each of Lincoln Farm I, LLC; Lincoln Farm II, LLC; Lincoln Farm III, LLC; and Lincoln IV, LLC.

3.9          Compliance with Legal Requirements. Except (a) as has been cured or otherwise resolved in all material respects and (b) as to any environmental matters (which matters are covered exclusively by the representations made in Section 3.10 below), since its formation: (i) the Project Company has complied in all material respects with all applicable Laws; (ii) no notice, charge, claim, action or assertion has been filed, commenced or threatened in writing against the Project Company alleging any violation of any of the foregoing, which such notice, charge, action or assertion remains threatened or pending; (iii) to Seller’s Knowledge, no investigation with respect to any of the foregoing has been commenced and remains unresolved; (iv) to Seller’s Knowledge, no event has occurred, and no event, fact or circumstance exists, that would reasonably be expected (with or without notice or lapse of time) to constitute a material violation by the Project Company of, or a material failure on the part of the Project Company to comply with, any Law, and (v) the Project Company is not and has not been determined by the FERC to be subject to, or not exempt from, regulation under the Public Utility Holding Company Act of 2005, except for regulation under Section 1265 thereof. The Project Company is not a “public utility” under Section 201 of the Federal Power Act. Further, the Project Company has not obtained qualifying facility status pursuant to the Public Utility Regulatory Policies Act of 1978 and 18 C.F.R. Part
292.

3.10        Environmental Matters.

(a)          The Project Company is not, and  has not been in material violation of any Environmental Law applicable to the Project or by which the Project Company is or was bound or subject with respect to the Project.

(b)           Schedule 3.10(b) – Part 1 sets forth all Environmental Permits currently held, or applied for, by the Project Company or any of its Affiliates with respect to the Project, and

Schedule 3.10(b) – Part 2 sets forth each material Environmental Permit that is required to be held for the Project to be developed, built, constructed, installed, owned, used, operated and maintained in compliance with all applicable Environmental Laws and the Project Agreements. Each Environmental Permit and application listed or required to be listed on Schedule 3.10(b) – Part 1 is in full force and effect and (except as set forth on Schedule 3.10(b) – Part 3) not subject to any current Action or to any unsatisfied condition that could reasonably be expected to allow material modification or revocation of, and all applicable appeal periods shall have expired with respect thereto, and neither the Project Company nor its Affiliate that holds such Environmental Permit is, or has been in violation of any such Environmental Permits. There is not Action pending, or to Seller’s Knowledge threatened, which might reasonably be expected to result in the revocation or termination of any such Environmental Permit or application listed or required to be listed on Schedule 3.10(b) – Part 1 or the imposition of any penalty or condition thereunder. True and complete copies of all such Environmental Permits and applications listed or required to be listed on Schedule 3.10(b) – Part 1 have previously been provided to Buyer. To Seller’s Knowledge (i) there are no conditions, circumstances or issues that represent any impediment to prompt issuance of the Environmental Permits pursuant to the applications listed on Schedule 3.10(b) –  Part 1 or the Environmental Permits listed on Schedule 3.10(b) –  Part 2, and (ii) there have not be any adverse modification, revocation, or termination of, or any other adverse change in, any Environmental Permits listed on Schedule 3.10(b) –  Part 1 or Part 2.

(c)          There is, and have been, no pending or, to Knowledge of Seller, threatened Action against the Project Company or any of its Affiliates  in respect of, the Project under or pursuant to any Environmental Law, and the Project Company has not received notice from any Person, including any Governmental Authority, alleging that the Project Company or any of its Affiliates in respect of the Project, or the Project has been or is in material violation or potentially in material  violation  of any applicable  Environmental  Law or otherwise  may  be liable  in any respect under any applicable Environmental Law.

(d)          There has  not been  any  Release  or threatened   Release of Hazardous Materials from, at or on the Site or otherwise in relation or with respect to the Project that would require reporting to any Governmental Authority, investigation, remediation, or other corrective or response action by the Project Company, as applicable, under any Environmental Law and for which the Project Company, as applicable, or any other owner of the Project would be liable.

(e)           Neither the Project Company nor the Project is or was a party  to any Order that imposes any Liabilities on it under any Environmental Law.

(f)       Seller has delivered to Buyer all documents relating to material environmental matters at or relating to the Sites or the Project in the possession, control or custody of Seller or any of its Affiliates, including all documents relating to: (A) all Site-related environmental investigations, studies, audits, and tests and related agency correspondence; (B) compliance of the Project Company with applicable Environmental Laws; (C) the release or threatened release of Hazardous Materials at, in, on, under or from the Site; and (D) any actual or threatened Environmental Claims against the Project Company.

(g)   None of the Project Assets contain, or up to and including Final Acceptance, will contain any asbestos, refractory ceramic fibers, lead, methylene chloride or polychlorinated biphenyls.

Notwithstanding anything in this Agreement to the contrary, the representations and warranties of Seller in this Section 3.10 shall be the sole and exclusive representations and warranties of Seller with respect to matters relating to Environmental Law, Environmental Claims, Environmental Permits and Hazardous Substances.

3.11        Project Assets.

(a)          Schedule 3.11(a) sets forth a list of all assets owned by the Project Company or held by Seller or any of its Affiliates for purposes other than the  development of the Project.

(b)         The Project Company has good  and  marketable title or leasehold title (as applicable)  to all  of the Project  Assets, free and  clear of all  Liens  other than Permitted  Liens. Except  as set forth in Schedule 3.11(b), the Project Company is not using  any assets or rights that are not owned, licensed or leased by it.

(c)          Except as set forth in Schedule 3.11(c), the Project Assets include all material property, assets and rights, tangible and intangible, that are necessary to permit the Company to develop, build, construct, install, own, use, operate and maintain the Project in compliance with the current plans and specifications of the Project, all applicable Laws, Permits and Orders and the Project Agreements.

(d)         The Project  Assets  include all  material  reports,  studies,  data  and  files relating to the Project prepared by the Project Company, Seller or any of its Affiliates or by a third- party consultant  for the benefit of Project  Company or any  of its  Affiliates,  and all  material correspondence relating thereto.

(e)          The Project  Assets  include all  of the  books  and  records maintained  in respect of the Project.

(f)           The Project has been designed, engineered and constructed in accordance with the current plans and specifications of the Project, all applicable Laws, Permits and Orders and the Project Agreements.

3.12        Real Property.

(a)          The Project Company  does not own, lease, sublease, occupy or otherwise have any interest in any real property, except for the rights with respect to the Site as set forth in the Lease.

(b)          True and correct copies of the Lease (and all amendments and supplements thereto) have been provided  to Buyer by Seller.  The Lease has been duly and validly assigned to the Project Company and is in full force and effect, and all payments due thereunder prior to the date hereof have been paid as and when due. The Project Company is not in default (and, to Buyer’s knowledge, no other party thereto is in default) of any material obligation in the Lease. Pursuant to the Lease, the Project Company has sufficient real property interests, in all material respects, to enable the Project to be developed in compliance with the current plans and specifications of the Project, all applicable Laws, Permits and Orders, and the Project Agreements. The Project has been designed, engineered and constructed in accordance with the terms and conditions of the Lease, and the EPC Contractor and O&M Provider received true and complete copies of the Lease and all of the documents related thereto or referenced therein with which the Project must comply. Without limiting the generality of the foregoing, the Lease grants the Project Company full and complete access to and from the Site, including all equipment and vehicular traffic required to develop the Project on the Site. To Seller’s Knowledge, there are no encroachments, easements, liens, encumbrances, covenants, conditions, restrictions, reservations, rights of way, exceptions or other title defects that would materially and adversely affect the development, building, construction, installation, ownership, use, operation or maintenance of the Project or the Site from and after the Closing.

(c)      Except as set forth in Schedule 3.12(c), there are no condemnation, rezoning or taking actions pending or, to Buyer’s knowledge threatened, respecting the Project or the Site.

3.13        Taxes.

(a)           Seller and the Project Company  have timely filed all required Tax Returns relating to the Project that were due on or before the date of this Agreement and will timely file all required Tax Returns relating to the Project that become due after the date of this Agreement and on or prior to the Closing Date, and Seller and the Project Company  have paid or will pay all Taxes shown due on such Tax Returns. All such Tax Returns are true, correct and complete and all Taxes that are shown to be due on such Tax returns and all other Taxes whether or not shown as due on such Tax returns (including  estimated tax payments) that are due and owing have been or will have been timely paid in full or have been or will be adequately reserved.

(b)          The Project  Company   does not have  in force  any  indemnity or other agreement with respect to Taxes, any waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax Return,  Tax assessment or Tax deficiency.  There are no pending Tax audits or proposed Tax deficiencies with respect to the Project Company. Neither Seller nor the Project Company (A) is a party  to or has any liability under any tax sharing or tax indemnification agreement or (B) has any tax liability for Taxes of any other Person.

(c)          The Project  Company has  not  filed an  election to  treat the  Project Company as a corporation for federal, state or local income Tax purposes.  The Project Company is, and at all times since its organization has been,  classified as a disregarded   entity for United States federal income tax purposes.

(d)          Project Company, through its subsidiaries, has filed for any U.S. federal Tax credit with respect to qualifying the Project or any Equipment associated with the Project or any

other aspect of the Project under the ITC Grant and  has received  such  funds in whole.   The Purchase  Price  reflects  the purchase of the Project  Company and its  assets  as  valued after the receipt of such cash payment in lieu of credits payment under Section 1603.

(e)           All withholding Tax requirements imposed on Seller or the Project Company  have been satisfied in full in all respects, except for amounts that are being contested in good faith.

(f)            Neither Seller nor the Project Company have in force any waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency. There are no pending or active audits or legal proceedings involving Tax matters or, to Seller’s Knowledge, threatened audits or proposed deficiencies or other claims for unpaid Taxes of Seller or the Project Company and there are no liens for Taxes upon any of the Equity Interests or any of the Project Assets,

(g)           The Project Company utilizes the “accrual method” of accounting for federal Tax purposes.

3.14  No Indebtedness.  The Project Company does not have any outstanding Indebtedness and neither Seller, Project Company nor any of their respective Affiliates has any outstanding Indebtedness relating to the Project Company or the Project.

3.15        No Undisclosed Liabilities.  Except for any obligation otherwise disclosed in Schedule 3.15, the Project  Company  does not have  any  Liabilities  and  neither Seller,  Project Company nor any of their respective Affiliates has any Liabilities relating to the Project Company or the Project.  The Project Company has not engaged in any business or activities other than with respect to the development of the Project and activities related thereto.

3.16        Employees and Benefit Plans.

(a)          The Project  Company  does not have  and  never  has had  any  employees. The Project Company  does not have any Liabilities with respect to any employees of Seller or any of its  Affiliates  or any other individuals  (including independent  contractors, contract  workers, leased employees or temporary  employees) that have or will performed work at or in connection with the Project or in connection with the business of the Project Company.

(b)          The Project Company  does not sponsor, maintain, contribute to or have any  obligation  to contribute to, and  since the  date of its  organization  has  never  sponsored, maintained, contributed to or had any obligation to contribute to, any Employee Plan.  There does not now exist, nor do any circumstances  exist that could be expected  to result in, any liability under (i) Title IV of ERISA, (ii) Sections 302 and 502 of ERISA, (iii) Sections 412 and 4971 of the Code, in each case, that could be a Liability of the Project Company following the Closing Date. In addition, there  does not now exist, nor do any circumstances exist that could be expected to result in, any Liability for failure to comply with the provisions of Section 601, et seq. of ERISA and Section 4980B of the Code and Section 701, et seq. of ERISA and Subtitle K of the Code, or (iv) any Employee Plan, in each case, that could be a Liability of the Project Company following the Closing Date. There does not now exist, nor do any circumstances exist that could be expected to result in, any Liability under or with respect to any “multiemployer plan” (as defined in Section 3(37) of ERISA) or any voluntary employees’ beneficiary association (as described in Section 501(c) (9) of the Code), in each case, that could be a Liability of the Project Company following the Closing Date.

(c)         Neither Seller nor the Project Company nor any other Affiliate of Seller has made any commitments or representations to any Person regarding  (i) potential employment by Buyer, the Project Company or any other Affiliate of Buyer at the Project after the Closing Date, or (ii) any terms and conditions of such potential employment  by Buyer or any Affiliate thereof following the Closing Date.

(d)          The consummation  of the transactions  contemplated  by this  Agreement and each of the Ancillary Documents will not result in Buyer, the Project Company or any ERISA Affiliate  thereof incurring  any Liability  with respect  to any defined  benefit  plan  or any other Employee Plan.

3.17       Permits.  The Project Company held each material Permit required to be held for the Project to be developed, built, constructed, installed, owned, used, operated and maintained in compliance  with the current plans and  specifications  of the Project,  applicable  Laws  and the Project Agreements.   Each such Permit is in full force and effect and not subject to any current Action or to any  unsatisfied  condition  that  could reasonably  be  expected  to allow  material modification or revocation of, and all applicable appeal periods shall have expired  with respect thereto, and neither the Project Company nor its Affiliate that holds any such Permit is, or has been, in violation of any such Permits.   There is no Action pending, or to Seller’s Knowledge threatened, which might reasonably be expected to result in the revocation or termination of any such Permit or application or the imposition of any penalty or condition thereunder.  To Seller’s Knowledge (i) there are no conditions, circumstances or issues that represent any impediment to.

3.18       Books and Records.  Seller has provided to Buyer  a true and complete copy of the Books and Records in effect as of the Closing Date.  The Books and Records have been kept and maintained in all material respects  as required by applicable Laws, and contain true, correct and complete  copies of the governing documents, meetings and consents in lieu of meetings of the members or managers of the Project Company,  and such records accurately reflect in all material respects all transactions referred to in such minutes and consents through the Closing Date.

3.19       Bank Accounts;  Officers.    The Project  Company   does maintain  and since  its establishment has maintained accounts or safety deposit  boxes or other customer relationships of any nature with any bank, trust company, savings and loan association, brokerage house or other financial institution.  Schedule 3.19 is a correct  and  complete  list  of (i) the officers, directors, managers of the Project Company, (ii) the bank accounts of the Project Company, if any, (iii) the persons authorized  to sign checks drawn  on such accounts and (iv) any person with a power  of attorney.

3.20        Intellectual Property.  The Project Company does not own, or license from Seller or any Affiliate  thereof or any third party, or otherwise  use any  Intellectual Property, and the Project Assets include all of the Intellectual Property  necessary to for the Project to be developed, built, constructed,  installed,  owned, used,  operated  and  maintained  in  accordance  with all applicable Laws and the terms and conditions of the Project Agreements.  Neither  the business of the Project  Company, nor the acquisition,  development,  construction, installation,  ownership, operation, maintenance  or use  of the Project  infringe upon or misappropriate  in any material respect any Intellectual Property of any Person.

3.21       Interconnection. The interconnection agreements with the Tennessee Valley Authority through Fayetteville Public Utilities held by the Project Company and any Affiliate thereof in respect of the Project, and all material written agreements, studies and reports in the Project Company’s, Seller’s or any of its Affiliate’s possession entered into or issued by the applicable interconnection or transmission provider in connection with the Project, are as listed on Schedule 3.21. Other than as disclosed in the documents listed on Schedule 3.21, neither the Project Company nor any of its Affiliates has received written notice (or, to the Knowledge of Seller, any oral notice), from the applicable interconnection or transmission provider, specific to the Project, that the such interconnection or transmission provider has taken or has determined to take any action with respect to termination of such queue positions or the rights under any agreements set forth on Schedule 3.21. All material deposits and other payments, and all filed reports and other information, required in order to maintain such interconnection queue positions and interconnection and transmission rights through in the documents listed Schedule
3.21 have been timely made.

3.22       Insurance. Schedule 3.22 lists all current insurance policies held by or that insure the Project Company or any of its respective assets or properties (the “Insurance Policies”), and such list identifies which Person actually holds such insurance. With respect to the Project Company, at all times (a) while Seller or any of its Affiliates has owned or otherwise held any interest in such Project Company, and (b) to Seller’s Knowledge, prior to the date on which Seller or any of its Affiliates first owned or otherwise held such interest in such Project Company, insurance has been maintained by or on behalf of such Project Company as required pursuant to the Project Agreement. All premiums due and payable under all the Insurance Policies have been paid and Seller and its Subsidiaries (including the Project Company) are otherwise in compliance in all material respects with the terms of the Insurance Policies. None of Seller or its Subsidiaries (including the Project Company) has received any written or, to Seller’s Knowledge, oral notice of cancellation, termination or material premium increase (outside the ordinary course of business consistent with past practice) with respect to any of the Insurance Policies, or of any material changes that are required in the conduct of the business of the Project Company as a condition to the continuation of coverage under, or renewal of, any of the Insurance Policies. Except as set forth in Schedule 3.22, there are no pending claims under the Insurance Policies by the Project Company.

3.23           ITC Grant Matters.

(a)      During 2011, the Project Company either (1) commenced “physical work of a significant nature” with respect to the construction of the Project and such work is expected to continue pursuant to a “continuous program of construction” through the date on which the Project achieves Commercial Operation, (2) incurred under the accrual method of accounting more than five percent of the costs to be included in the eligible basis of that portion of the Project constituting “specified energy property” for purposes of Section 1603 of the Recovery Act, or (3) completed construction of the Project and connected to the grid, in any case sufficient to satisfy the requirements for ITC Grant eligibility as described in Section 1603 of the Recovery Act.

(b)          The Project was connected to the grid and started generating electricity, and income, on November 2, 2011.

(c)          The Project Company has received  the 1603 ITC Grant in full as  of the date of this Agreement.

(d)           The Project was constructed  entirely out of new parts.

(e)           With respect to the Project: (i) the applicable Project Company has assumed care, custody and control of or the risk of loss with respect to, the Project, (ii) the Project is producing electricity in commercial quantities, and (iii) a “commissioning report” has been obtained from a third party with regards to the examination of the completed Project.

(f)           Schedule 3.23(d), sets forth a true and complete cost breakdown summarizing the components of the Project and breaking down the costs of the major equipment, materials and labor.

3.24       Solvency.  No petition or notice has been presented,  no order  has been presented, no order has  been  made  and  no resolution has  been  passed for the bankruptcy,  liquidation, winding-up or dissolution of Seller.  No receiver, trustee, custodian or similar fiduciary has been appointed over the whole or any part of the Assets or the income of Seller.  The Project Company has no plan or intention of, and have not received any written notice or to Seller’s Knowledge, oral notice that any other Person  has any plan or intention of, filing, making or obtaining any such petition, notice, order or resolution or of seeking the appointment of a receiver, trustee, custodian or similar fiduciary.  Seller is solvent and has or will have sufficient assets and  capital to carry on its business  as now conducted or to be conducted and to perform its obligations hereunder.

3.25       Brokers. So as not to give rise to a potential claim against Buyer, Seller, the Project Company or any of Seller’s  Affiliates for any brokerage commission or finder’s fee or similar compensation ( the “Fee”), any Fee due and payable to any Broker  shall be deducted  from the Seller’s Purchase Price Proceeds at Closing and paid directly to the Broker by the Escrow Officer. Seller  shall  cause  Broker to acknowledge  and  agree to such payment  procedure  prior to or at Closing. Failure to do so, shall cause the Escrow Officer to hold back the amount of the Broker’s commission until the matter is resolved.

3.26       Accuracy of Information.  To the Seller’s Knowledge, there is no material fact with respect to the design, engineering, construction or development of the Project that has not been disclosed in writing by Seller to Buyer that could reasonably be expected to have a material adverse effect on the development of the Project.

3.27       Actual Knowledge of Seller. No individuals associated with Seller or any of its Affiliates, other than the individuals listed on Schedule 1.1 and other than non-affiliated attorneys, advisors and consultants retained by Seller or any of its Affiliates in connection with the Project, pursuant to the definition of “Seller’s Knowledge,” could reasonably be expected to be more knowledgeable about the subject matters covered in Seller’s representations in this Agreement than such listed individuals.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1          Organization.   Buyer is a corporation   duly formed, validly existing and in good standing under the laws of the State of Delaware and  has all requisite power and authority to conduct its business  as it is now being conducted.

4.2         Authority.   Buyer has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party,  to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by Buyer of this Agreement and each Ancillary Document to which it is  or will be a party,  and  the  performance  by Buyer  of its  obligations hereunder and thereunder, have been duly and validly authorized by all necessary limited liability company action on the part of Buyer.

4.3         Enforceability. (a) Buyer has duly and validly executed and delivered this Agreement, and this Agreement constitutes Buyer’s legal, valid and binding obligations, enforceable against it in accordance with its terms, and (b) at the Closing, Buyer will have duly and validly executed and delivered each of the Ancillary Documents to which it is to be a party and such Ancillary Documents constitute Buyer’s legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except in the case of clause (a) and (b), as may be limited by the Equitable Qualifications.

4.4          No Violation.   The execution and delivery by Buyer of this Agreement and each Ancillary Document to which it is or will be a party do not, and the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not:

(a)           conflict with or result  in  a  violation  or breach  of any  of the  terms, conditions or provisions of the organizational documents of Buyer;

(b)          result in a material breach of, or (with or without notice or the lapse of tune) default under, or give rise to any right of termination, cancellation or acceleration under, or to a loss of a material benefits under, any of the terms, conditions or provisions of any Contract to which Buyer is a party or by which Buyer is bound or an intended third-party beneficiary, in each case which reasonably could be expected to impair the ability or obligation of Buyer to perform fully on a timely basis its obligations under this Agreement or any of the Ancillary Documents to which it is or will be a party; or

(c)          conflict with or result in a violation or breach in any material respect of any term or provision of any Law or Order applicable to Buyer or any of its assets and  properties, or create any Lien upon any  assets of Buyer, in each  case which reasonably could be expected  to impair the ability or obligation of Buyer to perform fully on a timely basis its obligations under this Agreement or any of the Ancillary Documents to which it is or will be a party.

4.5          Litigation; Proceedings; etc.  There is no Action pending or, to Buyer knowledge, contemplated or threatened against or affecting Buyer or its properties or assets, which relates to or challenges the legality, validity or enforceability of this Agreement or which (individually or in the aggregate) reasonably could be expected  to impair the ability or obligation of Buyer to perform fully on a timely basis its obligations under this Agreement or any of the Ancillary Documents to which it is or will be a party.

4.6          Consents  and Waivers.    No authorization,  consent,  approval,  waiver,  license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required to be obtained by Buyer in connection with the execution and delivery of this Agreement or any of the Ancillary Documents to which Buyer is a party and the consummation of the transactions contemplated hereunder and thereunder.

4.7          Sufficient Funds.  Buyer is making commercially reasonable best efforts to arrange for Senior Lender funding for  the funds necessary to perform its obligations, including, without limitation, to make timely payments in accordance with Section 2.2, under this Agreement, to be available at the Closing.

4.8          Investment. Buyer understands that the Equity Interests have not been registered under the Securities Act or under any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act or applicable states securities laws or unless an exemption from such registration is available. Buyer represents and warrants to Seller that the Equity Interests are being acquired for investment purposes, for its own account and with no intention of distributing or reselling the Equity Interests in violation of federal or state securities laws. Buyer is an experienced and knowledgeable investor in the power generation and development business. Prior to entering into this Agreement, Buyer has been afforded an opportunity to request and to review all information considered by Buyer to be necessary to make the investment decision to enter into this Agreement and to consummate the transactions contemplated hereby and has been advised by its counsel, accountants, financial advisors and such other Persons as it has deemed appropriate concerning this investment. Except for the representations  and warranties  expressly  set  forth in Article  3, Buyer acknowledges  that  Seller expressly disclaims any representations or warranties of any kind, express or implied, relating to the Equity Interests, the Project Company, and the Project.

4.9         Brokers.  Buyer  has not engaged any broker,  finder or agent in connection with the sale so as to give rise to any claim against Seller or any of its Affiliates for any brokerage or finder’s commission, fee or similar compensation.

ARTICLE 5
COVENANTS

5.1           Pre-Closing Access to Information; Observers;

(a)          Seller  shall,  during the period between the  date hereof and the  Closing Date, furnish or cause to be furnished  to Buyer and its Representatives, at reasonable times and upon reasonable notice, (i) such  access, during normal business hours,  to the Project as  Buyer reasonably requests; provided,  however, that Buyer shall not be entitled to collect any air, soil, surface water or ground  water samples nor to perform any invasive or destructive sampling at the Project and (ii) such access to the books, records and other information of the Project Company as Buyer reasonably requests, but, in each case, only  to the extent that such  access does not unreasonably  interfere with the  business and  operations  of the  Project  Company;  provided, however, that (i) Seller shall have the right to (A)  have a Representative present and (B) impose reasonable restrictions and requirements for safety purposes and (ii) Seller shall not be required to provide access to any information that is (A) subject to attorney-client privilege to the extent doing so would cause such privilege  to be waived, or (B) prohibited by applicable Law; and provided further that the auditors and independent accountants of Seller or any of its respective Affiliates shall not be obligated  to make any work papers available  to any Person unless  and until such Person has signed a customary  confidentiality and hold harmless agreement relating to such access to work papers in form and  substance reasonably  acceptable  to such auditors  or independent accountants;  and  provided further that  notwithstanding  anything  to the  contrary contained herein, none of Seller or its Affiliates (including the Project Company) shall be required to disclose to Buyer or any of its Representative any consolidated, combined, affiliated or unitary tax return which includes Seller or any of its Affiliates or any tax-related work papers, except, in each case, for materials  or portions thereof that  relate  solely  to the Project  Company. Buyer shall  treat all information obtained from or on behalf of Seller as “Proprietary Information” under  the Confidentiality Agreement, and Buyer shall continue to honor, and  cause its Representatives to honor, the obligations thereunder.

(b)          Buyer and Seller agree that during the period between the date hereof and the Closing Date, at the sole responsibility and expense of Buyer, Seller shall permit designated representatives (“Observers”) of Buyer to regularly observe, in the presence of personnel of Seller and at Buyer’s reasonable discretion, all business and operations of Seller that occur at the site of the Project that relate to the Project, and the development and operation thereof, and to observe key discussions with third parties relating specifically to the Project; provided, however, that (a) any such observations shall be conducted in such a manner as not to interfere unreasonably with the development and operation of the Project  and to be in compliance  with customary  safety and confidentiality protocols, (b) Buyer shall not be entitled to observe any discussions between Seller and its legal counsel or accountants and shall not otherwise be entitled to observe any activities or discussions which  may constitute  a waiver of the attorney client or other privilege, and (c) Seller need not permit the Observers to observe or participate in discussions concerning any information which Seller  is  under a  legal  or contractual  obligation  not to disclose.    The Observers  may recommend or suggest that actions be taken  or not be taken by Seller; provided, however, that Seller will be under  no obligation to follow any such recommendations or suggestions and that Seller  shall  be  entitled, subject  to the terms  of this  Agreement,  to conduct their business  in accordance with their own judgment and discretion.   The Observers shall have no authority to bind or make agreements on behalf of Seller, to conduct discussions with or make representations to third parties on behalf of Seller or to issue instructions to or direct or exercise authority over Seller or any of their respective Representatives.

5.2         Conduct of Business Pending the Closing. Subject to Section 5.8 and the development activities contemplated therein or except as otherwise consented to by Buyer in writing, from the date hereof until the earlier of the Closing Date or termination of this Agreement pursuant hereto:

(a)         Seller  shall  cause the  Project  Company  to carry  on its  business  in the ordinary course of business and consistent with Prudent Industry Practices.

(b)          Seller shall cause the Project Company to take such action  as is necessary to maintain, preserve, renew and keep in favor and effect the existence, rights, qualifications, licenses, permits, consents, authorizations, regulations and franchises of the Project Company.  Seller shall cause the  Project  Company to use  commercially  reasonable  efforts to continue  to develop  the Project.

(c)          Seller not take any action and shall cause the Project Company to not do or omit any act that could reasonably be expected to cause a breach  of any Contract, or result in any liability, of the Project Company that is material to the Project Company (other than liabilities listed on Schedule 3.15).

(d)           Seller shall cause the Project Company to not enter into Contracts of any type (other than the Ancillary Documents to which the Project Company is required under this Agreement to execute and deliver and the transfers and assignments of the Project Agreements and the Permits to the Project Company) or terminate, amend or otherwise modify any Contract of any type.

(e)           Seller shall cause the Project Company to not amend its charter documents or make any changes in the equity interests of the Project Company.  Seller shall cause the Project Company to not issue any equity interests or enter into any Contract to issue any equity interests. Seller shall not pledge or transfer, or attempt to pledge or transfer,  any equity interests of the Project Company except to Buyer pursuant hereto. Seller shall cause the Project Company to not acquire (i) any portion of the capital stock or other equity or ownership securities, or any material portion of the assets, of any entity or other business organization or division thereof (whether directly or indirectly, or by merger,  sale of stock, reorganization, recapitalization, joint venture or otherwise) or (ii) any assets.

(f)           Seller shall cause the  Project Company to not make capital expenditures, nor commit to make capital expenditures.

(g)         Seller shall cause the Project Company to use, operate, maintain and repair all of its assets in a normal business manner.  Seller shall cause the Project Company to not sell, lease, grant or otherwise transfer or dispose of any of its assets.

(h)         Seller shall cause the Project Company to not make any elections, or any changes in the current elections, with respect to Taxes.

(i)           The Project  Company shall  not incur any Indebtedness,  nor shall  Seller incur any Indebtedness  in respect of the Project, the Project Company or mortgage, pledge or subject to any Lien any of the Project Assets, except for Liabilities contemplated under the Project Agreements.

(j)           Seller shall not, and shall cause the  Project Company to not, directly or indirectly enter into any Contract,  or make any commitment, with respect to any act or omission that is prohibited by this Section 5.2.

(k)          From the date of this Agreement until Closing, Seller and/or the Project companies may distribute  any cash or assets to any equity owners or affiliated entities, so long as there remains $230,000 in cash working  capital at closing, and if less than $230,000, the Purchase Price shall be adjusted downward to the extent of the deficiency..

5.3         Advice  of Changes; Supplements.    Prior to Closing or earlier termination of this Agreement pursuant to Article 9, each of Seller, on the one hand, and Buyer, on the other hand, will give prompt notice  to the other upon becoming aware of (a) the  occurrence,  or failure to occur, of any event which has caused or would be likely to cause any representation or warranty of such Party contained  herein or in any other agreement contemplated  hereby to be untrue  or inaccurate in any respect and (b) any failure on its part to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it hereunder or thereunder on or prior to the Closing Date. Each Party may, from time to time on or prior to Closing, by notice to the other Party, supplement or amend the schedules to disclose any matter, condition, event or circumstance occurring or arising after the date hereof necessary or appropriate to make any representation or warranty or other disclosure contained herein accurate on and  as of the Closing. Notwithstanding anything to the contrary herein, no supplement or amendment of any schedule  shall  be  deemed  to cure any  breach  of any  representation,  warranty,  covenant  or agreement made in this Agreement.

5.4          Notification.    Prior to the  Closing or earlier termination of this  Agreement pursuant to Article 9, Seller shall, and shall cause the Project Company to, promptly provide Buyer with written notice  of, and  keep  Buyer  advised  as to, (a) any change  in the conduct, financial condition, assets, liabilities, business, prospects or operations of the Project Company of which Seller becomes aware and (b) any pending or, to Seller’s Knowledge, threatened or anticipated Action that challenges the transactions contemplated hereby. Prior to the Closing, Seller shall provide Buyer with monthly financial statements, operating reports and management reports for the Project Company and the Project in the form, and at the times, historically prepared by Seller and its Affiliates in the ordinary course. Buyer shall treat all such information as “Proprietary Information” under the Confidentiality Agreement.

5.5         Satisfaction of Conditions.  Subject to all other provisions of this Agreement, until the Closing Date or the earlier termination of this Agreement pursuant to Article  9, each Party shall take such commercially reasonable steps as are necessary and shall proceed in good faith and consistent  with such  commercially  reasonable  steps  to satisfy  each  condition precedent  to be satisfied by it, and shall not take actions  as shall be reasonably likely to result in a nonfulfillment of any condition; provided, that a Party shall not be responsible for the acts or omissions of the other Party or of any third party or for any circumstances or events beyond its reasonable control.

5.6         Consultants.    Seller acknowledges and  agrees that each third-party consultant engaged by the Project Company, Seller or any of its Affiliates to provide  any advice, consulting services or other services shall be permitted to disclose to, and discuss with, Buyer, the Project Company and their respective Representatives, all information and work product  generated by such consultant in connection with the Project or any reports,  studies, data or files prepared by such consultant (or delivered to such consultant in respect of any of the foregoing) and that each such consultant is hereby released from any and all confidentiality restrictions or other limitations (whether imposed by contract or applicable Law) on such consultant’s ability freely so disclose and discuss.  Seller further acknowledges and agrees that each such consultant shall be entitled to rely on this provisions set forth in this Section 5.

5.7          Indebtedness and Liens; Intercompany Obligations. On or prior to the Closing Date, Seller shall cause (a) all Indebtedness, (b) all Liens (other than Permitted Liens) on the Project Assets and (c) all Liens on the Equity Interests to be paid, settled, discharged, cancelled and/or released. At or prior to the Closing, Seller shall cause all intercompany account obligations (including Indebtedness) involving Seller or any of its Affiliates and the Project Company to be settled, at the election of Seller, by either causing such accounts and obligations to be (a) paid and discharged, including by netting of payables and receivables involving the same parties, or (b) with respect to payables by the Project Company, cancelled without Seller or the Project Company paying any consideration therefor or the Project Company incurring any additional liability to any Person. In addition, except as otherwise authorized by Buyer prior to the Closing Date, Seller shall cause all intercompany Contracts between Seller or any of its Affiliates and the Project Company to be terminated other than those set forth on Schedule 5.7.

5.8         Pre-Closing  Development Activities.   Prior to the Closing, without limiting the obligations of Seller under Sections 5.1 and 5.2, (a) Seller and the Project Company shall use commercially reasonable efforts to take all actions reasonably necessary at the stage of development of the Project to further the development of the Project, (b) Seller and the Project Company shall use commercially reasonable efforts to maintain all existing relationships with the material agents, customers and vendors of the Seller and the Project Company and Permits or interconnection or transmission rights or positions (c) Seller and the Project Company shall pay all accounts payable and other obligations as they become due in the ordinary course and consistent with past practice, unless being contested in good faith and disclosed to Buyer, and (d) Seller shall, and shall cause the Project Company to, to ensure that the In Service Date for the Project does not occur on or prior to the Closing Date.

5.9         No Negotiation.   After the execution of this Agreement and the deposit of any escrow deposit with Seller, Seller shall not, and shall cause its Affiliates and Representatives not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, engage in negotiations concerning,  provide  any confidential information or data to any Person with respect to, have any discussions with any Person (except with Buyer) or enter into any letter of intent or similar document or any agreement or commitment relating to, an Acquisition Proposal and shall  immediately  cease and  cause to be  terminated  any existing  activities,  discussions  or negotiations  with any Persons conducted   prior to the date hereof with respect  to any of the foregoing.  If Seller or its Affiliates or Representatives receives any Acquisition Proposal, Seller will immediately suspend any discussions with such offeror or Person with regard to such Acquisition Proposal and notify Buyer thereof.

5.10        Intentionally Deleted.

5.11        Intentionally Deleted.

5.12        Further Assurances.  From and after the Closing Date, the Parties each agree to use commercially reasonable efforts to take or cause to be taken all appropriate actions, to do or cause to be done  all things necessary, proper  and advisable under applicable Law and to execute and deliver such documents  as may  be  required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

ARTICLE 6
CONDITIONS PRECEDENT TO CLOSING

6.1         Conditions  Precedent to the Obligations  of Buyer.   The obligation of Buyer to consummate the Acquisition is subject to satisfaction or waiver, by Buyer, in its sole discretion, of the following conditions prior to or concurrently with the Closing:

(a)          Representations  and Warranties.   The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and on the Closing Date as though made on the Closing Date (unless any such representation or warranty expressly  speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects on such earlier date).

(b)         Performance.   Seller  shall have performed  and complied, in all material respects,  with the  agreements, covenants and  obligations  required  by this  Agreement to be  so performed or complied with by Seller at or before the Closing.

(c)          Litigation;  Orders and Laws.  There  shall not be any Actions  (filed by a Person  other than  Buyer  or any  of its  Affiliates)  or Law  or Order restraining,  enjoining or otherwise prohibiting or making illegal or threatening to restrain, enjoin or otherwise prohibit or make illegal the consummation of the Acquisition.

(d)            No Material Adverse Effect.  Since the date of this Agreement, no Material Adverse Effect shall have occurred.

(e)           Closing Deliverables.   Buyer shall have received all the items set forth in Section 7.2.

6.2         Conditions  Precedent to the Obligations  of Seller.   The obligation of Seller to consummate the Acquisition is subject to the satisfaction or waiver, by Seller in its sole discretion, of the following conditions prior to or concurrently with the Closing:

(a)          Representations  and Warranties.   The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and on the Closing Date as though made on the Closing Date (unless any such representation or warranty expressly  speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects on such earlier date).

(b)          Performance.   Buyer shall have performed  and complied, in all material respects,  with the  agreements, covenants and  obligations  required  by this  Agreement to be  so performed or complied with by Buyer at or before the Closing.

(c)          Litigation;  Orders and Laws.  There  shall not be any Actions  (filed by a Person  other than  Seller  or any  of its  Affiliates)  or Law  or Order restraining,  enjoining or otherwise prohibiting or making illegal or threatening to restrain, enjoin or otherwise prohibit or make illegal the consummation of the Acquisition.

(d)           Closing Deliverables.   Seller shall have received all the items set forth in Section 7.3.

ARTICLE 7
CLOSING

7.1     Closing. The closing of the Acquisition (the “Closing”) will take place at 10:00 a.m. local time at the office of Seller’s attorney, on the third (3rd) Business Day after the conditions to Closing set forth in Article 6 (other than the actions to be taken or items to be delivered at Closing) have been satisfied or waived, or on such other date and at such other time and place as Buyer and Seller mutually agree (the “Closing Date”). Subject to the ability to complete due diligence, financing, and the reasonable cooperation of the Landlord and all legislative, governmental and regulatory agencies, the Buyer will attempt to close the Transaction no later than December 31, 2012. In the event of a final closing after December 31, 2012, the parties shall, based upon best agreed upon estimates, re-set the Closing Date and reduce the purchase price by estimated earnings accrued after December 31, 2012. All actions scheduled in this

Agreement for the Closing Date shall be deemed to occur simultaneously at the Closing. Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date determined pursuant to this Section 7.1 will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement. At the Closing, there shall also be delivered to Seller and Buyer the certificates, documents and instruments to be delivered under Section 7.2 and Section 7.3.

7.2    Seller’s Closing Deliverables . At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

(a)       the Assignment and Conveyance, duly executed by Seller;

(b)           the O&M Estoppel, duly executed by the O&M Provider; (c) the Landlord Estoppel, duly executed by the Landlord;

(d)      all Books and Records of the Project Company, including originals (if any) of each Permit held by the Project Company;

(e)           copies of all consents and approvals required to be obtained, made or delivered by Seller or the Project Company in connection with the Acquisition;

(f)            a certificate of an executive officer of Seller, dated as of the Closing Date, attesting to the matters set forth in Sections 6.1(a) and 6.1(b);

(g)           a certificate of the Secretary of Seller, dated as of the Closing Date, setting forth and attesting to: (i) the unanimous resolutions of the shareholders and directors of Seller authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which Seller is a party and the consummation of the transactions contemplated hereby and thereby; (ii) a true and complete copy of the by-laws of Seller; and (iii) the incumbency and signature of the officers of Seller executing this Agreement and each of the Ancillary Documents to which Seller is a party;

(h)          any other documents, third party consents or instruments reasonably required by Buyer to consummate the transactions contemplated hereunder.

7.3     Buyer’s Closing Deliverables. At the Closing, Buyer shall deliver or cause to be delivered to Seller and Escrow Agent the amounts described in Section 2.2(b)(i) as to be made at Closing and further deliver or cause to be delivered to Seller the following:

(a)   the Assignment and Conveyance, duly executed by Buyer;

(b)          copies of all consents and approvals required to be obtained, made or delivered by Buyer in connection with the Acquisition;

(c)      a certificate of an executive officer of Buyer, dated as of the Closing Date, attesting to the matters set forth in Sections 6.2(a) and 6.2(b);

(d)          a certificate of the Secretary of Buyer,  dated  as of the Closing Date, setting forth and attesting to: (i) the unanimous resolutions of the managers of Buyer authorizing  the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which Buyer  is  a  party and the  consummation  of the  transactions  contemplated  hereby and thereby; and (ii) the incumbency and signature of the officers of Buyer executing this Agreement and each of the Ancillary Documents to which  Buyer is a party;

(e)           certificates from the Secretary of State of the State of Delaware,  dated  as of a recent  date, as to the good standing and legal existence of Buyer; and

(f)           any other documents or instruments reasonably required by Seller to consummate the transactions contemplated hereunder.

ARTICLE 8
TAX MATTERS

8.1          Certain Taxes.

(a)      Notwithstanding any provision of this Article 8 or elsewhere to this Agreement to the contrary, all Transfer Taxes (and costs incurred in connection with the filing of the appropriate Tax Returns in respect of such Transfer Taxes) shall be borne by Seller, and Seller shall file all necessary Tax Returns and other documentation with respect to all Transfer Taxes and, if required by applicable Law, Buyer shall join in the execution of any such Tax Returns or other documentation and shall cooperate with Seller to minimize any Transfer Taxes.

(b)          All real property Taxes that are due or become due with respect to the assets and properties of the Project Company for Tax periods within which the Closing Date occurs (collectively, the “Apportioned Obligations”) shall be apportioned between Seller, on the one hand, and Buyer, on the other hand, as of the Closing Date, based on the ratio of the number of days in the current property Tax year elapsed through the Closing Date to 365 days. Seller shall be responsible for the portion of such Apportioned Obligations attributable to the period or portion of the period ending on or before the Closing Date. Buyer shall be responsible for the portion of such Apportioned Obligations attributable to the period or portion of the period after the Closing Date. Each Party shall cooperate in assuring that Apportioned Obligations that are the responsibility of Seller pursuant to this Section 8.1(b) are paid by Seller, and that Apportioned Obligations that are the responsibility of Buyer pursuant to this Section 8.1(b) are paid by Buyer.

8.2           Tax Indemnity.

(a)          From and  after  the  Closing, Seller  shall  defend,  indemnify  and  hold harmless each Buyer Indemnified Person from and against, and will pay to Buyer on behalf of any such Buyer Indemnified Person the amount of, any Damages incurred by any Buyer Indemnified Person arising from: (i) any Taxes imposed on the Project Company or the Project, or for which the Project Company may otherwise be liable, for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date; (ii) any Transfer  Taxes owing from Seller pursuant to this Agreement; and (iii) any Taxes imposed on any Buyer Indemnified Person resulting from a breach by Seller of any of its covenants relating to Tax matters provided in this Agreement or of any representation or warranty in Section 3.13.

(b)          From and  after  the  Closing, Buyer  shall  defend,  indemnify  and  hold harmless each Seller Indemnified Person from and against, and will pay to Seller on behalf of any such Seller Indemnified Person the amount of, any Damages incurred by any Seller Indemnified Person arising from: (i) any Taxes imposed on the Project Company or the Project for any taxable year or period that begins after the Closing Date and, with respect to any Straddle  Period, the portion of such Straddle Period beginning  after the Closing  Date; (ii)  any Transfer  Taxes owing from Buyer pursuant to this Agreement; and (iii) any Taxes imposed on any Seller Indemnified Person resulting from a breach by Buyer of any of its covenants relating to Tax matters provided in this Agreement.

(c)          Subject to Section 8.1(b), with respect to any Straddle Period, the amount of Taxes allocable to the portions thereof ending on the Closing Date and beginning on the day after the Closing Date shall be determined using a closing of the books method as of the close of business on the Closing Date.

(d)          Each Party agrees to pay to the other Party any refund or rebate received (whether by payment, credit, offset or otherwise) by it or any of its Affiliates in respect of any Taxes for which the other Party is liable under this Article 8 within thirty (30) days after such refund or rebate is received.   The Parties shall cooperate in order to take any necessary steps to claim any such refund or rebate, provided that the out-of-pocket costs of obtaining such a refund  or rebate shall be borne by the Party entitled to such refund or rebate.

8.3           Tax Returns.

(a)          Seller shall prepare and file all Tax Returns required to be filed by the Project Company for any taxable period ending on or before the Closing Date. Buyer and the Project Company shall provide Seller with such Information and cooperation as Seller shall reasonably request in order to prepare and file any such Tax Returns. No such Tax Returns shall be amended without the prior written consent of Seller.

(b)          Buyer shall prepare and file all Tax Returns required to be filed by the Project Company for any taxable period ending after the Closing Date. Any such Tax Return for a Straddle Period shall be prepared on a basis consistent with past practices unless otherwise required by applicable Law. Not later than sixty (60) days prior to the filing of a Tax Return of the Project Company for a Straddle Period, Buyer shall deliver a copy of such Tax Return to Seller for Seller’s review and comment. Seller shall provide to Buyer any comments Seller may have with respect to any such Tax Return within twenty (20) days of receiving such Tax Return. Seller and Buyer shall attempt to mutually resolve any disputes regarding any such Tax Returns within five (5) days of Buyer receiving Seller’s comments, provided that if any such dispute cannot be resolved within such time period, the dispute shall be settled in the manner provided in Section 11.1 and the determination rendered by a national accounting firm mutually agreed to Buyer and Seller shall be final and binding on the Parties for all purposes and such Tax Return shall be filed in a manner that is consistent with such determination.  Not later than thirty (30) days after filing any Tax Return of the Project Company for a Straddle  Period, Buyer shall deliver a copy of such Tax Return as filed to Seller.

8.4         Tax Cooperation. Seller and Buyer shall reasonably cooperate, and shall cause their respective Affiliates and Representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records that are necessary for the preparation of any Tax Returns that the other is required to file under this Article 8 and in resolving any disputes between the Parties with respect to such Tax Returns.

8.5         Tax Contests.

(a)       Buyer shall notify Seller in writing upon receipt by Buyer, the Project Company, or any of Buyer’s other Affiliates of a notice of any pending or threatened United States federal, state or local Tax audits or assessments which may materially affect the Tax Liabilities of the Project Company for which Seller is liable pursuant to Section 8.2(a); provided, that failure to comply with this provision shall not affect Buyer’s right to indemnification hereunder except to the extent such failure materially impairs Seller’s ability to contest any such Tax Liabilities.

(b)           Subject to Section 8.5(c), Seller shall have the sole right to represent the Project Company’s interests in any Tax audit or administrative or court proceeding relating solely to Tax Liabilities for which Seller is liable pursuant to Section 8.2(a) and which relate to taxable periods ending on or before the Closing Date, and to employ counsel of Seller’s choice at Seller’s expense; provided, however, that Seller shall have no right to represent the Project Company’s interests in any Tax audit or administrative or court proceeding unless Seller shall have first notified Buyer in writing (i) of Seller’s intention to do so and (ii) that Seller agrees with Buyer that, as between Buyer and Seller, Seller shall be liable for any Taxes and Damages relating to Taxes that result from such audit or proceeding; provided, further, that Buyer and its Representatives shall be permitted, at Buyer’s expense, to be present at, and participate in, any such audit or proceeding. Notwithstanding the foregoing, without the prior written consent of Buyer, which consent may not be unreasonably withheld, delayed or conditioned, neither Seller nor any Affiliate of Seller shall be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which could materially adversely affect the liability for Taxes of Buyer, the Project Company or any other Affiliate thereof for any period after the Closing.

(c)          Seller and Buyer shall jointly control any Tax audit or administrative or court proceeding relating to Tax Liabilities for a Straddle Period, with any disputes as to the conduct of such audit or administrative or court proceeding being resolved in the manner set forth as follows. The objecting Party shall notify the other Party in writing of the area or areas of disagreement. If the Parties are unable to resolve their dispute within twenty (20) days, the matter shall be referred to a certified accountant or tax attorney (“Tax Advisor”) selected by both Parties. The decision of the Tax Advisor shall be binding on all Parties. The Tax Advisor’s fees shall be shared equally between Seller and Buyer. No Party or its Affiliates shall take a position on any Tax Return, or in any Tax audit or administrative or court, that is in any manner inconsistent with such determination, without the prior written consent of the other Party. Buyer shall have the sole right to represent the Project Company’s interests in any Tax audit or administrative or court proceeding relating to Tax Liabilities other than any proceeding for a Straddle Period and any proceeding in respect of which Seller has the representation right pursuant to Section 8.5(b) and to employ counsel of Buyer’s choice at Buyer’s expense. In addition, notwithstanding anything to the contrary in Section 8.5(b) or this Section 8.5(c), Buyer shall have the sole right to defend the Project Company with respect to any issue arising in connection with any Tax audit or administrative or court proceeding to the extent Seller shall have agreed in writing to forego any indemnification under this Agreement with respect to such issue.

(d)         Seller and Buyer shall reasonably cooperate, and shall cause their respective Affiliates and Representatives reasonably to cooperate, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that is reasonably relevant to any such Tax audit, or administrative or court proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each of Seller and Buyer agrees to retain all books and records with respect to Tax matters pertinent to the Project Company relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by a Party, any extensions thereof).

8.6           Miscellaneous Tax Covenants.

(a)          Seller and Buyer agree to treat all payments made under this Article 8 or under Section  5.6(e)  or Article 10, to the  extent  of the  amount  of the Purchase  Price,  as adjustments to the Purchase Price, for Tax purposes and that such treatment  shall govern for all purposes hereof.

(b )         Notwithstanding any provision in this Agreement to the contrary, the obligations of either Party to defend, indemnify and hold harmless the other Party pursuant to this Article 8 shall terminate on the later of (i) the expiration of the applicable statute of limitations with respect to the Tax Liabilities in question, taking into account any waiver or extension of such applicable statute of limitations, and (ii) sixty (60) days after the final, non-appealable administrative or judicial determination of such Tax Liabilities.

(c)          Notwithstanding any   other provision of  this   Agreement,   claims   for indemnification with respect to Taxes and the procedures with respect thereto  shall be governed exclusively by this Article 8; provided that to the extent that the provisions of this Article 8 are not inconsistent with and do not conflict with Article 10, the provisions of Article 10 shall apply.  For example, Article 10 procedures shall apply in connection with Damages relating to Taxes arising from inaccuracies of representations or warranties for which a procedure  is not provided in this Article 8 and for breaches or defaults of covenants or agreements relating to Taxes for which a procedure is not otherwise provided in this Article 8.

8.7          Intentionally Deleted.

ARTICLE 9
TERMINATION

9.1         Termination  by Mutual  Consent.  This Agreement  may be terminated at any time prior to the Closing Date by the mutual written consent of Seller and Buyer.

9.2         Termination  by Seller or Buyer. This Agreement  may be terminated at any time prior to the Closing Date upon written notice from the terminating Party to the other Party (which notice shall specify which subsection(s) of this Section 9.2 are the  basis for the termination) as follows:

(a)           by Seller  or Buyer if any court of competent jurisdiction in the United States or other Governmental Authority shall have  issued  an Order or taken  any other action permanently restraining, enjoining  or otherwise  prohibiting the transaction and such Order or other action shall have become final and non-appealable;

(b)         by Seller or Buyer if any Governmental Authority makes  a final and non- appealable  determination  not to grant   a  Governmental  Approval necessary  to authorize  the transactions contemplated herein or the construction or operation of the Project;

(c)           by Seller in the event of any material inaccuracy or breach of any representation  or warranty of Buyer contained  in this  Agreement, or a material  breach of any covenant or agreement to be performed  or complied with by Buyer pursuant to the terms of this Agreement, which inaccuracy or breach (i) has continued without cure for a period  of twenty (20) days following written notice thereof by Seller to Buyer or cannot be cured and (ii) would result in a condition to Closing set forth in Article  6 not being satisfied (which condition has not been waived in writing); or

(d)          by Buyer in the event of any material inaccuracy or breach of any representation  or warranty of Seller  contained  in this  Agreement, or a  material  breach of any covenant or agreement to be performed  or complied with by Seller pursuant to the terms of this Agreement, which inaccuracy or breach (i) has continued without cure for a period  of twenty (20) days following written notice thereof  by Buyer to Seller or the Project  Company or cannot be cured and (ii) would result in a condition to Closing set forth in Article  6 not being satisfied (which condition has not been waived in writing); or

9.3     Effect of Termination; Liability and Fees. Termination of this Agreement pursuant to Section 9.1 or Section 9.2 shall terminate all obligations of the parties hereto, this Agreement shall forthwith become wholly void and of no further force and effect, and there shall be no liability under this Agreement on the part of any party hereto, provided that (a) the obligations under Sections 9.3, 9.4, 12.1, 12.3, 12.4, 12.5, 12.6, 12.7, 12.9, 12.12, 12.13, 12.14 of this Agreement shall survive termination and (b)each Party shall continue to be liable for any willful and material breach of this Agreement by it occurring prior to such termination.

9.4         Post-Termination Obligations.  Upon delivery of written notice of termination in accordance with Section 9.1 or Section 9.2, all information received or accumulated by Buyer or its Representatives shall be treated  as Proprietary Information, which shall remain in full force and effect, as modified or supplemented by this Agreement, notwithstanding the termination of this Agreement, and Buyer shall return or destroy all such Proprietary Information in accordance with the terms and conditions of that agreement.

ARTICLE 10
INDEMNIFICATION

10.1       Survival; Time  Limits.  All representations and warranties, covenants, agreements and obligations in this Agreement or any Ancillary Document shall survive the Closing until the final date for any assertion of claims as forth in this Section 10.1. All claims for indemnification pursuant to this Article 10 resulting from breaches of representations or warranties in Article 3 or Article 4 shall be forever barred unless the Party seeking indemnification notifies the other Party of the indemnification claim within the earlier of twenty-four (24) months after the Closing or the commercial  operation date of  the Project;  provided, however,  that  (a)  the   Fundamental Representations shall survive the Closing without any time limit, and (b) the representations and warranties  in Sections  3.13 and 3.16 shall  survive  the Closing until sixty (60) days after  the expiration  of the  applicable  statute  of limitations  (including and  extensions  thereof).     All covenants and agreements contained herein or in any Ancillary Document  which by their terms contemplate actions  or impose  obligations  following the Closing  shall survive  the Closing and remain in full force and effect in accordance with their respective terms.   To the extent that any covenants   and   agreements  contained herein or  in  any   Ancillary   Document contemplate performance prior to Closing, such covenants and agreements shall terminate to such extent upon Closing; provided that the failure  of such provisions  to survive  shall  not prevent  Buyer from making any claim for a breach  of such provisions that occurred prior to the Closing. Any representation, warranty, covenant or agreement  as to which an indemnification claim shall have been  asserted during the applicable survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled.

10.2        Indemnification by Seller. From and after the Closing subject to the other provisions of this Article 10, Seller shall defend, indemnify and hold harmless each Buyer Indemnified Person from and against, and will pay to Buyer on behalf of any such Buyer Indemnified Person the amount of, any Damages incurred by any Buyer Indemnified Person as a result of, caused by, arising out of, or in any way relating to (a) any inaccuracy or breach of any representation or warranty as set forth in this Agreement, any Ancillary Agreement or any certificate delivered by Seller pursuant to this Agreement and (b) any breach by Seller of any agreement or covenant of Seller in this Agreement, any Ancillary Agreement or any certificate delivered by Seller pursuant to this Agreement.

10.3       Indemnification by Buyer. From and after the Closing, Buyer shall defend, indemnify and hold harmless each Seller Indemnified Person from and against, and will pay to Seller on behalf of any such Seller Indemnified Person the amount of, any Damages incurred by any Seller Indemnified Person as a result of, caused by, arising out of, or in any way relating to

(a) any inaccuracy or breach of any representation or warranty contained in Article 4, or (b) any breach by Buyer of any agreement or covenant of Buyer in this Agreement.

10.4        Certain Limitations.

(a)          Exclusive  Remedy.     From and  after  the Closing  Date, absent  fraud, intentional misrepresentation or willful misconduct, and  except  as provided in Section 12.3, the right of the Parties to assert indemnification claims and receive indemnity payments under this Agreement shall be the sole and exclusive right and remedy exercisable by the Parties with respect to any Damages arising out of any breach by any Party of any representation, warranty, covenant, obligation, or agreement of such Party set forth in this Agreement, and neither Party will have any other remedy (statutory,  equitable,  common law  or otherwise)  against  the other Party and  its Affiliates and its and their respective Representatives with respect to any such matters, and all such other remedies are hereby waived.

(b)           Threshold and Aggregate Liability.

(i)           Notwithstanding anything to the contrary in this Agreement, the indemnification obligations of Seller pursuant to Section 10.2(a) or of Buyer pursuant to Section 10.3(a), shall not (y) be effective until the aggregate dollar amount of all Damages that would otherwise be subject to indemnification pursuant thereto exceeds $10,000.00.

(ii)          The limitation of liability set forth in Section 10.4(b)(i) shall not apply to Damages resulting from (A) the fraud or intentional misrepresentation of either Party, as applicable; or (B) a breach by Seller or Buyer of the Fundamental Representations.

(iii)        Buyer may set off against any amounts owing to Seller from Buyer under this Agreement, including the amounts owing under Section 2.2 or 10.3, the amount of any Set-off Amounts then existing.

(iv)         Anything to the contrary herein notwithstanding, (a) Seller shall have no right to seek contribution from the Project Company with respect to all or any part of any of the Seller’s indemnification obligations under this 10, and (b) for the purpose of determining the amount of the Losses resulting from a breach or inaccuracy of a representation, warranty, or covenant of Buyer or Seller (but not for the purpose of determining the existence of such breach or inaccuracy), any “materiality” or “Material Adverse Effect” qualifiers or words of similar import contained in such representation or warranty giving rise to the claim of indemnity hereunder shall in each case be disregarded and without effect (as if such standard or qualification were deleted from such representation or warranty).

(v)           The  representations,  warranties,  covenants   and agreements made herein, together with the indemnification provisions herein,

are intended among other things to allocate the economic cost and the risks inherent in the transactions contemplated hereby between the Parties and, accordingly, a Party shall be entitled to the indemnification or other remedies provided in this Agreement by reason of any breach of any such representation, warranty, covenant or agreement by another Party notwithstanding whether any Representative of the Party seeking to enforce a remedy knew or had reason to know of such breach.

10.5        Procedure for Indemnification.

(a)           Other than with respect to any third party claim as provided in Section 10.5(b), Buyer or Seller, as applicable, on behalf of itself or another Buyer Indemnified Person or Seller Indemnified Person, as applicable (Buyer or Seller, in such capacity, an “Indemnified Person”) shall give to the other Party (Seller or Buyer, in such capacity, an “Indemnifying Party”) notice of any matter that such Indemnified Person has determined has given rise to a right of indemnification under this Article 10, as soon as reasonably practicable after making such determination but in any event within forty-five (45) days of such determination; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article 10 except to the extent that the Indemnifying Party is materially prejudiced by such failure.

(b)            If a claim by a third party is made against a Seller Indemnified Person or a Buyer Indemnified Person,  as applicable, and if Buyer or Seller, in its capacity  as the Indemnified Person, intends to seek indemnification with respect thereto hereunder, such Indemnified Person shall promptly furnish written notice to the Indemnifying  Party of such claim.  The failure of the Indemnified Person to deliver prompt written notice of a claim shall not affect the indemnity obligations of the Indemnifying  Party hereunder except to the extent the Indemnifying Party was substantially disadvantaged by such delay in delivery of notice of such claim.   The Indemnifying Party shall have thirty (30) days after receipt of such notice to elect to undertake, conduct and control (through counsel of its own choosing and at its own expense) the settlement or defense thereof, and the Indemnified Person shall cooperate with it in connection therewith; provided, that the Indemnified Person may control such proceeding, if (a) the Indemnifying  Party chooses counsel not reasonably acceptable to such Indemnified Person, (b) the Indemnifying  Party does not pursue  with reasonable  diligence  such  defense,  negotiation  or settlement,  or (c) in  the reasonable opinion of such Indemnified Person and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnified Person or a conflict of interest between such Indemnified Person and the Indemnifying Party. The Indemnifying Party shall permit the Indemnified Person to participate in such settlement or defense through  counsel chosen by such Indemnified Person (but the fees and expenses of such counsel shall be borne by such Indemnified Person).  No compromise or settlement of any third party claim may be effected by the Indemnifying Party without the Indemnified Person’s consent unless (i) there is no finding or admission  of any violation  of applicable  Law or admission  of wrongdoing,  or misconduct; (ii) such compromise  or settlement  does not involve  the entry by the Indemnified  Person of a consent order or similar agreement with any Governmental Authority that would encumber any of the assets of an Indemnified Person or impose a restriction  on or otherwise materially adversely affect any Indemnified Person or the conduct of its business; (iii) as a condition of any such compromise or settlement, the Indemnifying Party obtains a complete release of any Indemnified Person potentially affected by such third party claim; and (iv) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party. So long as the Indemnifying Party, at the Indemnifying Party’s cost and expense, (1) has undertaken the defense of, and assumed full responsibility for, all indemnified Damages with respect to such claim; (2) is reasonably contesting such claim in good faith, by appropriate proceedings; and (3) has taken such action (including the posting of a bond, deposit, or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of Seller Indemnified Person for payment of such claim, the Indemnified Person shall not pay or settle any such claim. Notwithstanding compliance by the Indemnifying Party with the preceding sentence, the Indemnified Person shall have the right to pay or settle any such claim, but in such event it shall waive any right to indemnity by the Indemnifying Party for such claim. If the Indemnifying Party fails, within thirty (30) days after the receipt of the Indemnified Person’s notice of a claim of indemnity hereunder, to notify the Indemnified Person that the Indemnifying Party elects (at the Indemnifying Party’s cost and expense) to undertake the defense thereof and assume full responsibility for all indemnified Damages with respect thereto, or fails, at any time after having given such notice, to contest such claim in good faith or to prevent action to foreclose a lien against or attachment of the Indemnified Person’s property as contemplated above, the Indemnified Person shall have the right to contest, settle, or compromise such claim and the Indemnified Person shall not thereby waive any right to indemnity for such claim under this Agreement; provided that the Indemnified Person shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party.

ARTICLE 11
DISPUTE RESOLUTION

11.1        General Dispute Resolution.

(a)          In the event a dispute, controversy or claim arises hereunder, the aggrieved Party will promptly provide written notification of the dispute to the other Party within ten (10) days after such dispute arises. A meeting between the Parties will be held within twenty-one (21) days (as such number of days may be extended by mutual agreement of the Parties) of a Party’s receipt of such notice attended by representatives of the Parties with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

(b)          If the Parties are not successful in resolving a dispute, pursuant  to the procedures set forth in Section 11.1(a), within twenty-one (21) days, the Parties will thereafter be entitled to pursue all such remedies  as may be available to them hereunder.

ARTICLE 12
MISCELLANEOUS

12.1       Notices.  Except  as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by a nationally recognized overnight courier or certified  mail,  postage  prepaid,  return receipt  requested,  or by  facsimile  or other electronic transmission.  A notice, request or consent given under this Agreement is effective on receipt by the Party to receive it; provided that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next business day.  All electronic notices transmitted by e-mail shall be deemed effective on receipt by the sender of a specific acknowledgment by the recipient (automatic responses not being sufficient for acknowledgment).   All notices  and other communications  must  be given to a Party  at  its address as shown  below, or to such other address as such Party may designate in writing from time to time to the other Parties:

If to Seller:

Vis solis, LLC
198 E. Main Street
Suite 4
Franklin, TN 37064
Attention: R. Keith Gordon
Facsimile: 615-807-1468
Email Address: kg@vis-solis.com

If to Buyer:

Principal Solar, Inc.
2700 Fairmont
Dallas, TX 75201
Attention: Michel Gorton, CEO
Facsimile: 972-899-9276
Email Address: mg@principalsolar.com

with a copy to:

D. Grant Seabolt, Jr. Seabolt Law Group
5307 E. Mockingbird Lane, 5th FL
Dallas, TX 75206
Attention: D. Grant Seabolt, Jr.
Facsimile: 214-580-5571
Email Address: grant@seaboltlaw.com

12.2       Joint Effort. Preparation of this Agreement has been  a joint effort of the Parties and the resulting document shall not be construed more severely against one Party than against the other Party.

12.3       Equitable  Remedies.    Each  Party acknowledges  that  the other would suffer irreparable damage and  would not have an adequate remedy  at law for money  damages in the event that any of the covenants or agreements set forth in this Agreement were not performed by such other Party in accordance with its terms, and therefore each Party agrees that the other Party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to specific performance, injunctive and other equitable relief, without the necessity of posting of a bond or other security.

12.4       Entire Agreement.  This Agreement, together with the Ancillary Documents, the Confidentiality Agreement and all other Contracts and documents  expressly contemplated hereby to be executed by the  Parties  or their respective  Affiliates  in connection with the Acquisition supersede  all  prior discussions  and  agreements between the  Parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the Parties with respect to the subject matter hereof and thereof, and there are no agreements, understandings, representations or warranties between the Parties other than those set forth herein or therein.

12.5       Governing  Law.     This  Agreement  shall  be  governed  by  and  interpreted in accordance with the laws of the State of Tennessee without regard to its choice of law provisions. Except  as otherwise provided in Article 11, each Party irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court located in Williamson County, Tennessee, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this  Agreement or for recognition or enforcement of any judgment,  and  each of the Parties irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such court. Each of the  Parties agrees that a final judgment in any such action  or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

12.6       Venue.   Each Party irrevocably  and unconditionally  waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to above.  Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court

12.7       WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

12.8       Severability.  Should any provision  of this Agreement be determined by a court  of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable (provided the substance of the agreement between the Parties is not thereby materially altered).

12.9        Binding Effect; Assignment.

(a)          Generally.   This  Agreement shall  not be assignable  by any Party  hereto without the prior written consent of the other Parties, except that:   (i) this Agreement  may be assigned by Buyer without such consent to Financing Parties as  collateral security to such Financing  Parties,; and  (ii) this  Agreement  may be assigned  without such consent to a  Person acquiring all or a controlling interest in the business or assets of Buyer or to any Affiliate of Buyer; provided that any such assignment under (i) or (ii) shall not relieve the assigning party of any of its obligations  under this  Agreement.    Except  with respect  to the  assignment  permitted under clause (i) of this Section 12.9(a), no assignment by any Party of this Agreement for any purpose whatsoever shall be valid until all obligations of the assignor hereunder shall have been assumed by the assignee by written agreement delivered to the other Parties.  This Agreement shall be binding upon and shall inure to the benefit of the successors and  permitted assigns of the parties hereto. Any assignment which does not comply with the provisions of this Section 12.9(a) shall be null and void.

(b)           Intentionally Deleted

12.10     No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns and this Agreement shall not otherwise be deemed to confer upon or give to any other third party any right, claim, cause of action, or other interest herein.

12.11     Public Announcements; Confidentiality. From and after the date hereof, the Parties shall consult with each other regarding any public announcement or statement with respect to this Agreement or the transactions contemplated hereby and no Party shall issue any public announcement or other public statement with respect to the existence of this Agreement or the terms and provisions hereof or the transactions contemplated hereby without the prior written consent of the other Party, which shall not be unreasonably withheld, unless required by applicable law or regulation or order of a court of competent jurisdiction, in which case such Party may make or issue the legally required press release or similar public statement and promptly furnish the other Party with a copy thereof. Except as may be required by any Ancillary Document or Governmental Authority, from and after the date hereof, Seller shall, and shall cause its Affiliates to (a) maintain the confidentiality of all proprietary information (including any

Proprietary Information that is subject to the Confidentiality Agreement) relating to the Project Company and the Project in accordance with the terms set forth in the Confidentiality Agreement, (b) not, directly or indirectly, disclose or permit the disclosure of any such information (except as may be required by applicable law, rule or regulation), and (c) not make any use of or permit the use of such information for the benefit of Seller or others. For the two (2)-year period commencing on the Closing Date, Seller shall, at its option, either assign to Buyer, or enforce for the benefit of Buyer, all of Seller’s rights under any confidentiality or nondisclosure agreement affecting the Project Company or the Project. In addition, the Parties acknowledge and agree that the Confidentiality Agreement shall continue in effect following the Closing; provided, that nothing in the Confidentiality Agreement or this Agreement shall prohibit Buyer (or any of its Affiliates) from using or disclosing any information of Seller relating to the Project as may be reasonably required by Buyer’s Financing Parties or Governmental Authority. Seller further acknowledges and agrees that Seller shall be bound by the terms and conditions of the Confidentiality Agreement with respect to any of the Proprietary Information of Buyer that Seller may have received as if Seller were a party to the Confidentiality Agreement

12.12    Amendments; Waiver.   This Agreement  may be amended only by a written instrument signed by each of the Parties.  Any term or condition of this Agreement  may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

12.13     Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby provided that all Project Company Transaction Expenses shall be borne by Seller. .

12.14     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which constitute but one agreement. Any counterpart may be delivered by facsimile transmission or by electronic communication in portable document format (.pdf) or tagged image format (.tif), and the Parties agree that their electronically transmitted signatures shall have the same effect as manually transmitted signatures.

12.15     Drafting Interpretation.  Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.

[Signature  page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

VIS SOLIS, LLC

By: /s/ R. Keith Gordon
Name: R. Keith Gordon
Title: General Counsel/Secretary

PRINCIPAL SOLAR, INC.

By: /s/ Michael Gorton
Name: Michael Gorton
Title: CEO

[Signature Page to Purchase Agreement]

Exhibit 1.1-C
Form of Assignment and Conveyance

ASSIGNMENT AND CONVEYANCE

THIS ASSIGNMENT AND CONVEYANCE (this “Assignment and Conveyance”) is made and entered into as of this 31st day of December, 2012, by and between vis solis, LLC, a Tennessee Limited Liability Company, and AstroSol, Inc., a Tennessee corporation (together referred to as the “Assignor”), and Principal Solar, Inc., a Delaware corporation (“Assignee”).

RECITALS

WHEREAS, Assignor and Assignee are party to that certain Purchase and Sale Agreement, dated as of December , 2012 (the “Purchase Agreement”), for the sale of all of issued and outstanding Ownership Interests (as defined in the Purchase Agreement) of Powerhouse One, LLC, a Tennessee limited liability company (the “Equity Interests”); and

WHEREAS, to effect the sale and purchase of the Equity Interests as contemplated by the Purchase Agreement, Assignor and Assignee are executing and delivering this Assignment and Conveyance.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Assignor and Assignee hereby agree as follows:

TRANSFER AND AGREEMENTS

1.     Transfer of Equity Interests. Assignor hereby sells, assigns, transfers, and delivers unto Assignee all of Assignor’s right, title and interest in and to the Equity Interests.

2.     Assumption of Assignee. Assignee hereby accepts the sale, assignment, transfer and delivery of the Equity Interests, and assumes and agrees to keep, perform and fulfill all of the terms, covenants, conditions, agreements and obligations required of it as the owner of the Equity Interests arising from and after the date hereof.

3.     Conflict of Terms. This Assignment and Conveyance is delivered pursuant to and is subject to the terms of the Purchase Agreement. Nothing contained in this Assignment and Conveyance shall in any way supersede, modify, replace, amend, change rescind, expand, exceed, enlarge, or in any way affect the provisions, including the warranties, covenants, agreements, conditions, or in general, any rights, remedies or obligations of Assignee or Assignor set forth in the Purchase Agreement. In the event of any conflict or ambiguity between the terms of the Purchase Agreement and the terms of this Assignment and Conveyance, the terms of the Purchase Agreement shall govern and prevail, and any such provision in this Assignment and Conveyance shall be deemed to be amended to the extent necessary to eliminate any such conflict, inconsistency, ambiguity or difference.

4.     Counterparts; Facsimile Execution. This Assignment and Conveyance may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one conveyance. This Assignment and Conveyance may be executed by facsimile signature(s).

5.     Further Assurances. The parties hereto agree to take all such further actions and execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Assignment and Conveyance. Without limiting the foregoing, Assignor agrees to execute, acknowledge and deliver to Assignee all such other additional instruments, notices, and other documents and to do all such other and further acts and things as may be necessary to more fully and effectively sell, assign and transfer to Assignee the Equity Interests.

6.     Governing Law. This Assignment and Conveyance shall be governed by and construed in accordance with the Laws (as defined in the Purchase Agreement) of the State of Tennessee, without giving effect to any conflict or choice of law provision. Any disputes arising out of or relating to this Assignment and Conveyance shall be resolved in accordance with the provisions of the Purchase Agreement.

7.     Successors and Assigns. This Assignment and Conveyance shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns.

[Signature page follows]

IN WITNESS WHEREOF,  Assignor and Assignee have caused this Assignment and Conveyance to be executed  as of the date first written above.

ASSIGNOR:

ASTROSOL, INC.

By:
Name:
Title:

ASSIGNOR:

Vis solis, LLC

By:
Name:
Title:

ASSIGNEE:

PRINCIPAL SOLAR, INC.

By: /s/ Michael Gorton
Name: Michael Gorton
Title: CEO

Exhibit 1.1-D
Form of Buyer Guaranty

THIS GUARANTY AGREEMENT (this ”Guaranty”), dated as of December 31, 2012 (the “Effective Date”), is issued and delivered by Principal Solar, Inc., a Delaware corporation (the ”Guarantor”), for the benefit of AstroSol, Inc., a Tennessee corporation and vis solis, LLC, a Tennessee Limited Liability Company (hereinafter referred together as the “Beneficiary”).

Background Statement

WHEREAS, the Beneficiary and Obligor have entered into that certain Purchase and Sale Agreement, dated as of the date hereof (the “Agreement”);

WHEREAS, as an inducement for it to enter into the Agreement, Beneficiary has required that the Guarantor deliver this Guaranty; and

WHEREAS, capitalized terms not defined herein are defined in the Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the Guarantor hereby agrees as follows:

1.    Guaranty; Limitation of Liability. Subject to any rights, setoffs, counterclaims and any other defenses that the Guarantor expressly reserves to itself under this Guaranty, the Guarantor absolutely and unconditionally guarantees the timely payment of each of the Guarantor’s, as Buyer under the Agreement, payment obligations under the Agreement (the “Guaranteed Obligations”); provided, however, that the Guarantor’s aggregate liability hereunder shall not exceed
$2,801,340.00.

Subject to the other terms of this Guaranty, and specifically Section 2 below, the liability of the Guarantor under this Guaranty is limited to payments expressly required to be made under the Agreement, and except as specifically provided therein, the Guarantor shall not be liable for or required to pay any consequential or indirect loss (including but not limited to loss of profits), exemplary damages, punitive damages, special damages, or any other damages or costs.

2.    1603 Grant of the ARRA – Recapture Right. The Guarantor agrees that its Guaranteed Obligations to the Beneficiary shall not be limited per Section 1 with regards to the Recapture rights of Section 1603 of the American Recovery and Reinvestment Act of 2009 (“Section 1603”). A Section 1603 grant must be repaid to the Treasury Department if, at any time before the fifth anniversary of the placed-in-service date of the property to which the grant is attributable, (1) the applicant transfers the property to a Disqualified Person or (2) the property ceases to qualify as specified energy property. The Parties hereto agree as follows:

a.   The Seller under the Agreement, at the time of entering into the Agreement has already received the 1603 Grant for the Project and the Purchase Price under the Agreement accounts for this reduction.  Buyer will not be receiving any portion of the grant;

b.     The amount to be repaid under the Grant provisions is 100% of the grant if the recapture event occurs in the first year following the placed-in-service date. The

Project at the time of the Buyer and Seller entering into the Agreement has already passed the one-year anniversary (November 2, 2012) of its placed-in-service date. For every year after the first year the Recapture provision declines by 20% of the grant amount in each year thereafter;

c.   The Project is considered to be transferred to a Disqualified Person if any interest in the Project or in the applicant; this includes the Project Company and the four subsidiary companies held by Project Company (including any interest in a partnership or pass-thru entity that is a direct or indirect owner of an interest in the applicant (other than through its ownership of a taxable C corporation)) is transferred to a Disqualified Person. Disqualified Person is a defined term in the Grant Provisions and the Code;

d.      Property ceases to qualify as specified energy property if the use of the property changes so that it no longer qualifies as specified energy property;

e.   Transfers of specified energy property to persons other than Disqualified Persons will not trigger recapture so long as (i) the property continues to qualify as specified energy property and (ii) the transferee agrees to be jointly liable with the applicant for any recapture. The applicant remains jointly liable to the Treasury for the recapture amount even if the applicant no longer has control over the property.

f.           Guarantor hereby acknowledges that as inducement to Seller/Beneficiary to enter into the Agreement that Guarantor shall indemnify, compensate, and otherwise hold Seller harmless in the event that Buyer/Guarantor shall cause the Project to change either in character as a specified energy property or sells and/or transfers the Project to a Disqualified Person. Guarantor shall pay one hundred (100%) percent of any Recapture amount deemed to be due and payable by the Treasury Department at any time after the sale and transfer of the Project.

3.    Effect of Amendments. The Guarantor agrees that the Parties to the Agreement may modify, amend, waive and supplement the Agreement and that the Beneficiary may delay or extend the date on which any payment must be made pursuant to the Agreement or delay or extend the date on which any act must be performed by the Guarantor, as Buyer, thereunder, all without notice to or further assent by the Guarantor, who shall remain bound by this Guaranty, notwithstanding any such act by the Beneficiary.

4.    Waiver of Rights. The Guarantor expressly waives (i) protest, (ii) notice of acceptance of this Guaranty by the Beneficiary, (iii) demand for payment of any of the Guaranteed Obligations, and (iv) any other defenses of a surety or guarantor under applicable law except as expressly set forth in Paragraph 4 below.

4.    Reservation of Defenses. Without limiting the Guarantor’s own defenses and rights hereunder, the Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to payment of all or any portion of the Guaranteed Obligations except (i) defenses arising from the bankruptcy, insolvency, dissolution or liquidation of the Obligor, and (ii) other defenses expressly waived in this Guaranty.

5.    Settlements Conditional. If any monies paid by the Guarantor to the Beneficiary under this Guaranty have to be repaid by the Beneficiary by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, the liability of the Guarantor under this Guaranty shall be computed as if such monies had never been paid to the Beneficiary, and without regard to the expiration date of this Guaranty provided in Paragraph 8.

6.    Notice. The Beneficiary will provide written notice to the Guarantor if the Obligor defaults under the Agreement, provided that any failure to give such notice shall not affect the rights of the Beneficiary under this Guaranty.

7.    Primary Liability of the Guarantor. The Guarantor agrees that the Beneficiary may enforce this Guaranty without the necessity at any time of resorting to or exhausting any other security or collateral, or seeking to collect Guaranteed Obligations from the Obligor or any other party. This is a continuing Guaranty of payment and not merely of collection.

8.    Term of Guaranty. This Guaranty shall remain in full force and effect until that date which is five (5) years after the closing and transfer of the Project Company under the Agreement (the “Expiration Date”); provided, however, that the Guarantor will remain liable hereunder for Guaranteed Obligations that were outstanding prior to the Expiration Date.

9.    Governing Law. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Tennessee, without giving effect to principles of conflicts of law.

10.     Waiver of Jury Trial. The Guarantor and the Beneficiary, through acceptance of this Guaranty, waive all rights to trial by jury in any action, proceeding or counterclaim arising or relating to this Guaranty.

11.      Entire Agreement; Amendments. This Guaranty integrates all of the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior writings in respect to the subject matter hereof. This Guaranty may only be amended or modified by an instrument in writing signed by each of the Guarantor and the Beneficiary.

12.          Headings. The headings of the various Sections of this Guaranty are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

13.      No Third-Party Beneficiary. This Guaranty is given by the Guarantor solely for the benefit of the Beneficiary, and is not to be relied upon by any other person or entity.

14.          Assignment. Neither the Guarantor nor the Beneficiary may assign its rights or obligations under this Guaranty without the prior written consent of the other, which consent may not be unreasonably withheld or delayed.

Any purported assignment in violation of this Section 14 shall be void and without effect.

15.      Notices. Any communication, demand or notice to be given hereunder will be duly given when delivered in writing or sent by facsimile to the Guarantor or to the Beneficiary, as applicable, at its address as indicated below:

If to the Guarantor, at:

Principal Solar, Inc.
2700 Fairmont
Dallas, TX 75201
Attention: Michel Gorton, CEO
Facsimile: 972-899-9276
Email Address: mg@principalsolar.com

with a copy to:

D. Grant Seabolt, Jr. Seabolt Law Group
5307 E. Mockingbird Lane, 5th FL
Dallas, TX 75206
Attention: D. Grant Seabolt, Jr.
Facsimile: 214-580-5571
Email Address: grant@seaboltlaw.com

If to the Beneficiary, at:

AstroSol, Inc.
198 E. Main Street
Suite 4
Franklin, TN 37064
Attention: R. Keith Gordon
Facsimile No.: 615-807-1468

vis solis, LLC
198 E. Main Street
Suite 4
Franklin, TN 37064
Attention: R. Keith Gordon
Facsimile No.: 615-807-1468

or such other address as the Guarantor or the Beneficiary shall from time to time specify. Notice shall be deemed given (a) when received, as evidenced by signed receipt, if sent by hand delivery, overnight courier or registered mail or (b) when received, as evidenced by transmission confirmation report, if sent by facsimile and received on or before 4 pm local time of recipient, or (c) the next business day, as evidenced by transmission confirmation report, if sent by facsimile and received after 4 pm local time of recipient.

IN WITNESS WHEREOF, the Guarantor  has  executed  this  Guaranty as  of the Effective Date.

Principal Solar, Inc.

By: /s/ Michael Gorton
Name: Michael Gorton
Title: CEO

Exhibit 1.1-F
Form of Landlord Estoppel

LANDLORD ESTOPPEL CERTIFICATE

DATE:                    December      , 2012.

LANDLORD:        Mr. William B. Brown, an individual

           Address:    _____________________
               _____________________
TENANT:     Lincoln Farms 1, LLC, a Tennessee limited liability company

          Address:   ________________________________
              ________________________________

Lease Dated:        ______________________________

Landlord certifies that:

Tenant  is  in  possession  of property located in  Lincoln  County,  Tennessee,  as  more particularly described on Exhibit A to this Certificate (the “Premises”).

The Premises was delivered to Tenant on or about _________ (the “Delivery Date”), and (subject to Tenant’s extension options described in the Lease) the Lease will expire twenty (20) years following the Commercial Operation Date (as defined in the Lease).

Tenant is in possession of the Premises by virtue of the above-mentioned Lease, and the undersigned claims no title or interest to the Premises other than under the Lease, a true and correct copy of which, together with all amendments thereto, is attached to this Certificate as Exhibit B.

The Lease has not been amended or altered except as set forth above and no other agreements exist between Landlord and Tenant other than the Lease.

The Lease is in full force and effect and except as set forth above, there is no sublease or assignment existing that affects the Premises.

After the Tenant starts to receive income from the sale of the electricity to Fayetteville Public Utilities, Tenant will pay annual rent pursuant to the Lease in the amount of four (4%) percent of the actual monthly net energy revenues, payable in monthly installments.

(i) Tenant has no claims, credits, offsets, or deductions that reduce the rent stated in the Lease and (ii) to Tenant’s actual knowledge without investigation, Landlord is not in default under the Lease.

Tenant is not in default under the Lease nor has any notice of default been received by Tenant.  To Landlord’s actual knowledge without investigation, no other default exists under the Lease, nor has any event occurred which, with the passage of time, or notice or both, or action by a third party, would result in a default thereunder.

Landlord and Tenant have fully performed all obligations relating to construction of the leased Premises and leasehold improvements, and there are no remaining conditions to Tenant’s obligation or Landlord’s obligations under the Lease.

By:________________________
Name:______________________
Title:______________________
“Landlord”

Exhibit “A”

Premises

[to be attached]

Exhibit “B”

Lease

[to be attached]

Exhibit 1.1-J
Form of O&M Estoppel

O&M ESTOPPEL CERTIFICATE

This O&M Estoppel Certificate (this “Estoppel Certificate”), dated as of December __, 2012 (the “Effective Date”) is in reference to that certain PV System Electric Generation Project Operation and Maintenance Agreement (the “O&M Contract”), dated as of November 2, 1011, as amended by the 1st Amendment, on November 15, 2011 by between _______ LLC (“Owner”) and vis solis, LLC (“Operator”).

The O&M Contract was entered into in connection with the proposed ownership and operation of a 750kWDC ground-mounted solar project located in Lincoln County, Tennessee(the “Project”).

Owner is currently owned by Powerhouse One, LLC, a Tennessee Limited Liability Company which is owned by vis solis, LLC and AstroSol, Inc., which desire to sell (the “Proposed Transaction”) its ownership interests in Owner to Principal Solar, Inc., a Delaware corporation (“PSI”). Following the consummation of the Proposed Transaction, PSI will be the 100% owner of Owner.

It is a condition precedent to the closing of the Proposed Transaction that Operator execute and deliver this Estoppel Certificate.

Based on the foregoing, Operator hereby confirms and acknowledges, as of the Effective Date, and agrees as follows:

1.     Capitalized terms used but not defined in this document shall have the meanings given to such terms in the O&M Contract, as amended.

2.     The copy of the O&M Contract (including all of the Exhibits thereto and change orders issued thereunder) attached hereto as Exhibit A constitutes a true, correct and complete copy of the O&M Contract.

3.     The O&M Contract is in full force and effect and has not been modified or amended in any way. Except for the amendments attached hereto as Exhibit A, no amendments have been made to the O&M Contract. The O&M Contract constitutes the entire agreement between Operator and Owner relating to the Project. Operator has not transferred or assigned any interest in the O&M Contract. The representations and warranties made by Operator in the O&M Contract remain true and correct in all material respects as of the Effective Date.

4.     There are no (a) actions pending against Operator under the bankruptcy laws or any similar laws of the United States or any state or (b) legal or other proceedings pending or, to

Operator’s knowledge, threatened against or affecting Operator in any court or by or before any court governmental authority or arbitration board or tribunal which could reasonably be expected to have a material adverse effect on (i) the ability of Operator to perform its obligations under the O&M Contract, (ii) Owner’s rights under the O&M Contract or (iii) the validity, effectiveness or enforceability of the O&M Contract.

5.    Neither Operator nor, to Operator’s knowledge, Owner is in default under the O&M Contract or has otherwise breached the O&M Contract.

6.     No facts or circumstances exist which, with the passage of time or the giving of notice or both, would constitute a default or breach by Operator or, to Operator’s knowledge, the Owner under the O&M Contract.

7.     Operator has no existing claims, counterclaims, offsets or defenses against Owner under the O&M Contract, and there are no disputes between Operator and Owner, and Operator has submitted no indemnity claim to Owner under the O&M Contract.

8.     The officer executing this letter on behalf of Operator is authorized to do so and has the full power and authority to bind Operator.

9.     Operator acknowledges and agrees that PSI, together with any subsequent purchaser or assignee of PSI as owner, and any lender who extends credit in respect of the Project or otherwise provides financing to PSI, may rely on this Certificate.

IN WITNESS WHEREOF, the undersigned has caused this Estoppel Certificate to be duly executed and delivered by its duly authorized officers as of the Effective Date.

VIS SOLIS, LLC

By:
Name:
Title:

Exhibit A

O&M Contract

[see attached]

Exhibit 1.1-K

Permitted Liens- None

Schedule 1.1

Seller’s Knowledge

R. Keith Gordon
Carlos Mayer
Michael Volz
Tim Hayes

Schedule 3.22

Insurance Information

Seneca SCC 2031177
General Liability for 4 Subsidiaries: Colony Insurance, effective 10/01/12-2013

Travelers, Inland Marine, Powerhouse One, effective 09/01/2012-13

Schedule 3.4

No Violation

None.

Schedule 3.5

Litigation; Proceedings

None.

Schedule 3.6

Consents and Waivers

None.

Schedule 3.7

Project Agreements

i.         Power purchase agreements and Interconnection agreements:
a.     Generation Partner Expanded Pilot Participation Agreements
i.     2724 Huntsville Highway, Fayetteville TN – Lincoln Farm I, LLC;
ii.    2730 Huntsville Highway, Fayetteville TN – Lincoln Farm II, LLC;
iii.   2742 Huntsville Highway, Fayetteville TN – Lincoln Farm III, LLC;
iv.  564 Old Huntsville Highway, Fayetteville TN – Lincoln Farm IV, LLC.

ii.   Contracts for the future purchase, exchange or sale of Environmental Attributes, RECs or ancillary services:
a.    None

iii.        Operating and Maintenance  agreements, engineering agreements, construction agreements, balance of plant agreements, warranty agreements and service agreements (or similar Contracts):
a.    Operation and Maintenance Agreements, dated November 2, 2011 and amended November 15, 2011 by and between:
i.     Vis solis, LLC and Lincoln Farm I, LLC;
ii.    Vis solis, LLC and Lincoln Farm II, LLC;
iii.   Vis solis, LLC and Lincoln Farm III, LLC;
iv.   Vis solis, LLC and Lincoln Farm IV, LLC.

b.    Engineering, Procurement and Construction  Agreement, dated August 31, 2011 by and between:
i.     Vis solis, LLC and Lincoln Farm I, LLC;
ii.    Vis solis, LLC and Lincoln Farm II, LLC;
iii.   Vis solis, LLC and Lincoln Farm III, LLC;
iv.   Vis solis, LLC and Lincoln Farm IV, LLC.

iv.  Contract requiring a capital expenditure or known commitment by the Project Company or by Seller, or any of its Affiliates in respect of the Project:
a.    Loan Agreement with North American Development Bank, as amended

v.        Contracts requiring known or liquidated expenditures or payments by the Project Company or by Seller or any of its Affiliates in respect of the Project:
a.     None

vi.       Contract under which the Project Company is obligated to sell or lease any of its respective real or personal property:
a.     None

vii.      Contract under which Seller or any of its Affiliates is obligated to sell or lease any real or personal property relating to the Project:

a.     None

viii.     Contract that contains a covenant  not to compete applicable to the Project and/or the Project Company:
a.     None

ix.        Contract under which the Project Company, Seller or any of its Affiliates has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money or under which the Project Company, Seller or any of its Affiliates, as applicable, granted  a Lien on any of the Project assets, whether tangible or intangible, to secure such indebtedness
a.     Loan Agreement with Bank of Lincoln County. Said loan shall be satisfied at or before closing.

x.         Contract between or among Seller or any of its Affiliates (other than the Project Company), on the one hand, and the Project Company, on the other hand;
a.     see subsection iii

xi.        Contract establishing any joint venture, strategic alliance or other collaboration that is material to the business of the Project Company or the Project:
a.     None

xii.       Any amendment relating to any of the foregoing.
a.     None

Schedule 3.10(b)

Environmental Permits

Part 1

-      None

Part 2

-      None

Part 3

-      None

Schedule 3.11(a)

List of Project Assets

None.

Schedule 3.11(b)

Title to Project Assets

None

Schedule 3.11(c)

Sufficiency of Project Assets

None.

Schedule 3.12(c)

Condemnation and Takings

None.

Schedule 3.15

Undisclosed Liabilities

None.

Schedule 3.19

Officers and Bank Accounts

Officers, Directors and Managers of the Project Company

AstroSol, Inc.

Michael Volz – President and CEO
Carlos H. Mayer – Chief Operations Officer
R. Keith Gordon –Secretary

Vis solis, LLC

Carlos H. Mayer – Chief Operating Manager
Timothy E. Hayes- Operating Manager

Bank Accounts of the Project Company & Authorized Persons

Bank Accounts- awaiting input from Carlos Mayer

Authorized Persons- Carlos H. Mayer, Timothy E. Hayes

Persons with a Power of Attorney

-none

Schedule 3.21

Interconnection

i.        Power purchase agreements and Interconnection agreements:
a.      Generation Partner Expanded Pilot Participation Agreements
i.     2724 Huntsville Highway, Fayetteville TN – Lincoln Farm I, LLC;
ii.    2730 Huntsville Highway, Fayetteville TN – Lincoln Farm II, LLC;
iii.   2742 Huntsville Highway, Fayetteville TN – Lincoln Farm III, LLC;
iv.   564 Old Huntsville Highway, Fayetteville TN – Lincoln Farm IV, LLC.

Schedule 3.22

Insurance

Awaiting list from Insurance provider

Schedule 3.23(d)

Cost Breakdown

Solar - Cost Categories

Cost Category	Engineering, Procurement & Construction Contract
Development Costs	(1)
Legal Fees	(1)
Land Lease Property Costs	(1)
Siting
Insurance
Engineering
Permits
Generation Equipment
     Modules
     Racking
     Inverters
     Power Station
     Recombiner Boxes
     DC Cabling
     Grounding
     Monitoring Equipment
Alternating Current Cabling
Substation
Transmission Lines and Equipment (69kv or greater)
Transmission Lines and Equipment (less than 69kv)
Distribution Equipment
Interconnection Costs
Fencing

Roads/parking areas – Integral	(2)
Roads/parking areas - Non-integral	(2)
Civil Materials and Labor
Labor - Generation Equipment Labor - Site Management

SCADA
O&M Building/Office Equipment
Fees	(1)
Test Power Revenue
Capitalized Interest
Contingent Liabilities
Other Expenses	(1)

Total Book Costs	___________
0.00

Notes:
(1)   Provide a detailed description of the costs included in this category.
(2)   Roadways and paved parking areas used for transport of material to be processed at the facility or equipment  to be used in maintaining and operating the facility are integral to the activity preformed there, but roadways or paved parking lots that provide solely for employee and visitor vehicle traffic are not an integral part a facility.

Schedule 5.7

Intercompany Obligations

i.   Operating and Maintenance agreements, engineering agreements, construction agreements, balance of plant agreements, warranty agreements and service agreements (or similar Contracts):
a.    Operation and Maintenance Agreements, dated November 2, 2011 and amended November 15, 2011 by and between:
            i.     Vis solis, LLC and Lincoln Farm I, LLC;
ii.    Vis solis, LLC and Lincoln Farm II, LLC;
iii.   Vis solis, LLC and Lincoln Farm III, LLC;
iv.   Vis solis, LLC and Lincoln Farm IV, LLC.
b.     Engineering, Procurement and Construction Agreement, dated August 31, 2011 by and between:
i.      Vis solis, LLC and Lincoln Farm I, LLC;
ii.     Vis solis, LLC and Lincoln Farm II, LLC;
iii.    Vis solis, LLC and Lincoln Farm III, LLC;
iv.    Vis solis, LLC and Lincoln Farm IV, LLC.